Use these links to rapidly review the document

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(E)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §.240.14a-12

RENT-A-CENTER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

RENT-A-CENTER, INC.
5501 Headquarters Drive
Plano, Texas 75024

Dear Fellow Stockholder:

        It is our pleasure to invite you to attend Rent-A-Center, Inc.'s 2021 Annual Meeting of Stockholders (the "2021 Annual Meeting"). The 2021 Annual Meeting will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/RCII2021 on Tuesday, June 8, 2021, at 8:00 a.m. Central Time.

        In connection with the 2021 Annual Meeting, the attached Notice of Annual Meeting and Proxy Statement describe the business items we plan to address at the meeting. We also plan to have a question and answer session during which our stockholders will have the opportunity to ask questions of management regarding our business.

        In accordance with the Securities and Exchange Commission's "Notice and Access" model, we are furnishing proxy materials to our stockholders via the Internet. On or about April 26, 2021, we began mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our stockholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

        Your vote is very important so we encourage you to review the information contained in the proxy materials and submit your proxy, regardless of the number of shares you own. It is important that beneficial owners of our common stock instruct their brokers on how they want to vote their shares. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online and, if desired, attend the 2021 Annual Meeting virtually.

        We look forward to seeing you online on June 8, 2021.

Sincerely,

/s/ Jeffrey Brown Jeffrey Brown Chairman of the Board	/s/ Mitchell Fadel Mitchell Fadel Chief Executive Officer and Director

Notice of 2021 Annual Meeting of Stockholders

Tuesday, June 8, 2021
8:00 a.m. Central Time

The 2021 annual meeting of stockholders of Rent-A-Center, Inc. will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/RCII2021 on Tuesday, June 8, 2021, at 8:00 a.m. Central Time, for the following purposes:

  1.
  To elect or re-elect the two Class III directors nominated by the Board of Directors;

  2.
  To ratify the Audit & Risk Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021;

  3.
  To conduct an advisory vote approving the compensation of the named executive officers for the year ended December 31, 2020, as set forth in the proxy statement;

  4.
  To approve the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan;

  5.
  To approve amendments to the Company's Certificate of Incorporation to declassify the Board of Directors; and

  6.
  To transact other business that properly comes before the meeting and any adjournments or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached to, and made a part of, this notice. The Board of Directors has fixed the close of business on April 12, 2021 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the 2021 annual meeting of stockholders and at any and all adjournments or postponements thereof.

We are using the "Notice and Access" method of furnishing proxy materials to our stockholders via the Internet. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials (the "Notice") mailed to stockholders of record on or about April 26, 2021. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

Your vote is important, and whether or not you plan to attend the virtual 2021 annual meeting of stockholders, please vote as promptly as possible. We encourage you to vote via the Internet, as it is the most convenient and cost-effective method of voting. You may also vote by telephone or by mail (if you receive paper copies of the proxy materials or request a paper proxy card). Instructions regarding all three methods of voting are included in the Notice, the proxy card and the proxy statement.

Thank you in advance for voting and for your support of Rent-A-Center.

By Order of the Board of Directors,

/s/ Bryan Pechersky

Bryan Pechersky
Executive Vice President — General Counsel
and Corporate Secretary
Rent-A-Center, Inc.
5501 Headquarters Drive, Plano, Texas 75024
April 26, 2021

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021

This Notice of Annual Meeting, the proxy statement and our annual report on Form 10-K for the year ended December 31, 2020 (the "2020 Form 10-K") (which we are distributing in lieu of a separate annual report to stockholders) are available on our website at investor.rentacenter.com, in the "Financial Information — Annual Reports and Proxies" subsection. Additionally, you may access the Notice of Annual Meeting, the proxy statement and the 2020 Form 10-K at www.proxyvote.com.

i

ii

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 8, 2021

This proxy statement is furnished in connection with the solicitation of proxies by Rent-A-Center, Inc. on behalf of its Board of Directors (the "Board"), for the 2021 Annual Meeting of Stockholders of the Company (the "2021 Annual Meeting"). In this proxy statement, references to "Rent-A-Center", the "Company", "we", "us", "our" and similar expressions refer to Rent-A-Center, Inc., unless the context of a particular reference provides otherwise. Although we refer to our website and other websites in this proxy statement, the information contained on our website or other websites is not a part of this proxy statement. The Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed on or about April 26, 2021 to stockholders of record as of April 12, 2021.

SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For information regarding our 2020 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2020 (the "2020 Form 10-K").

Meeting Information

Date & Time:    8:00 a.m., Central Time, on Tuesday, June 8, 2021, or at such other time to which the meeting may be adjourned or postponed. References in this proxy statement to the 2021 Annual Meeting also refer to any adjournments, postponements or changes in time or location of the meeting, to the extent applicable.

Location:    The meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/RCII2021.

Eligibility to Vote:    You can vote if you were a stockholder of record at the close of business on April 12, 2021 by following the instructions set forth in this proxy statement.

The Company's decision to hold a virtual meeting was made in light of ongoing developments relating to the novel coronavirus outbreak (COVID-19). We believe the virtual meeting will facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost, regardless of size, resources or physical location and will safeguard the health of our stockholders, Board and management.

You will be able to attend the 2021 Annual Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/RCII2021. To participate in the virtual meeting, you will need the control number included on the Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting website approximately 10-15 minutes prior to the start time.

Overview of Proposals

Proposal	Board Vote Recommendation

One: Election of Directors	FOR each Director Nominee
Two: Ratification of Auditors	FOR
Three: Advisory Vote on Executive Compensation	FOR
Four: Approval of the 2021 Long-Term Incentive Plan	FOR
Five: Approval of Amendments to the Company's Certificate of Incorporation to Declassify the Board (the "Declassification Amendments")	FOR

Board Information

Board Nominees

The following table provides summary information about each director nominee who is nominated for election or re-election at the 2021 Annual Meeting. Unless the Declassification Amendments are approved by our stockholders at the 2021 Annual Meeting, each director nominee will serve a three-year term expiring at the 2024 annual meeting of stockholders and until their successors are elected and qualified.

Name	Age	Director Since	Experience/Qualification	Independent	Committee Memberships	Other Public Company Boards

Glenn Marino	64	2020	• Retail finance, business development and banking	Yes	Audit & Risk Nominating and Corporate Governance	—
B.C. Silver	40	2021	• Financial technology, consumer products and retail industries	Yes	Compensation Nominating and Corporate Governance	—

As previously announced, Michael Gade determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at the end of his term at the 2021 Annual Meeting.

Continuing Directors

The following directors are not standing for election or re-election and their terms will continue past this year's stockholder meeting:

Name	Age	Director Since	Current Term Expires	Experience/Qualification	Independent	Committee Memberships	Other Public Company Boards

Jeffrey Brown (Chairman)	60	2017	2023	• Significant public and private company board experience	Yes	Audit & Risk (chair)	• Medifast, Inc.
				• Broad transactional expertise
Christopher Hetrick	42	2017	2023	• Extensive investment experience	Yes	Compensation (chair)	—
				• Corporate strategy, capital allocation, executive compensation and investor communications		Nominating and Corporate Governance
Harold Lewis	60	2019	2022	• Financial technology	Yes	Audit & Risk	—
				• Consumer finance		Compensation
Carol McFate	68	2019	2022	• Corporate finance and treasury	Yes	Audit & Risk	• Argo Group International Holdings, Ltd
				• Governance; leadership		Nominating and Corporate Governance(1)
Mitchell Fadel	63	2017	2023	• Chief Executive Officer and former Chief Operating Officer of the Company	—	—	—
				• Significant knowledge of the business and rent-to-own industry

(1)
Following the 2021 Annual Meeting, Ms. McFate will replace Mr. Gade as Chair of the Nominating and Corporate Governance Committee.

Independent Directors

Other than our Chief Executive Officer, all members of the Board are independent as determined in accordance with applicable rules of Nasdaq and the SEC and as determined by our Board.

Board Leadership Structure; Independent Chairman

Our Board separates the roles of Chairman and Chief Executive Officer. Mr. Brown serves as Chairman and Mr. Fadel serves as our Chief Executive Officer.

Board Diversity

Our Board includes a range of individuals with diverse backgrounds and experiences, including both gender and ethnic diversity.

Corporate Governance

General

Our Board has established corporate governance practices designed to serve the best interests of our Company and our stockholders, including:

  •
  a code of business conduct and ethics applicable to all of our Board members and employees;

  •
  a majority voting standard in non-contested elections for directors;

  •
  a policy for the submission of complaints or concerns relating to accounting, internal accounting controls or auditing matters; and

  •
  procedures regarding stockholder communications with our Board and its committees.

Director Compensation

Our non-employee directors are entitled to receive annual retainers and meeting attendance fees, which are payable in cash unless the applicable director has elected to receive all or a portion of such amount in the form of deferred stock units ("DSUs"), as well as an annual DSU award under the 2016 Long-Term Incentive Plan (or, if approved by stockholders at the 2021 Annual Meeting, the 2021 Long-Term Incentive Plan) valued at $120,000.

Mr. Fadel, our Chief Executive Officer and our only employee director, is not entitled to receive compensation for his service as a director.

Executive Compensation

Program Objectives

The objectives of our executive compensation program are to:

  •
  attract, retain and motivate senior executives with competitive compensation opportunities;

  •
  balance short-term and long-term strategic goals;

  •
  align our executive compensation program with the core values identified in our mission statement, which focuses on improving the quality of life for our co-workers and our customers; and

  •
  reward achievement of our financial and non-financial goals.

The Company's compensation philosophy is generally to refer to the 50th-75th percentile of target total direct compensation (base salary, annual incentive opportunity and long-term incentive compensation opportunity) paid at similarly-situated public companies in the retail and consumer finance sectors, which include companies in the Company's Peer Group (as described under "Compensation Discussion and Analysis" below), as a guideline, with cash compensation (base salary and annual incentive opportunity) generally targeted at around the 50th percentile, and long-term incentive compensation generally targeted at around the 75th percentile.

The following are the primary forms of compensation currently utilized by the Compensation Committee in compensating our named executive officers:

  •
  base salary, which is paid in cash;

  •
  annual incentive compensation, which is paid in cash and, for 2021, is based on (1) Acima (formerly Preferred Lease) segment revenues, (2) Rent-A-Center segment same store sales, and (3) consolidated adjusted EBITDA, which is calculated as net earnings before interest, taxes, depreciation and amortization, as adjusted for certain gains and charges we view as extraordinary, unusual or non-recurring in nature and which we believe do not reflect our core business activities ("Adjusted EBITDA"); and

  •
  long-term incentive compensation, which was updated in 2021 to eliminate stock options and implement ratable vesting of restricted stock units and now consists of (1) restricted stock units which vest one-third each year over a three-year period, and (2) performance stock units which vest based solely on a relative total shareholder return metric over a three-year measurement period.

Pay for Performance; Relative Total Shareholder Return

Our executive compensation program directly links a substantial portion of executive compensation to our financial and stock price performance through both annual and long-term incentives.

For the 2020 annual cash incentive program, based on strong Company performance, each executive officer received an amount equal to 180% of such person's target bonus amount.

In 2020, performance stock units granted in 2018 also vested following their three-year vesting period. In 2018, our Compensation Committee granted to our executive officers performance-based restricted stock units based on our relative Total Shareholder Return ("TSR") as compared to the S&P 1500 Specialty Retail Index over a three-year measurement period. Our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2020, ranked us 2 out of 60 companies in the S&P 1500 Specialty Retail Index, or the 98th percentile, which resulted in the vesting of 200% of the performance-based restricted stock units that were granted.

Stock Ownership Guidelines

We believe that our Board and our management should have a significant financial stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, our directors, Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents are subject to equity interest guidelines.

Hedging and Pledging Restrictions

Our insider trading policy prohibits our directors, officers and employees from engaging in hedging, monetization or options transactions related to our securities or transactions involving any derivative security of the Company or similar instruments.

Our insider trading policy also prohibits the holding of securities of the Company in a margin account or pledging securities of the Company as collateral for a loan, in each case unless they are treated as non-marginable by the brokerage firm.

Clawback Policy

Our Board has adopted a clawback policy that allows the Company to seek recoupment, repayment and/or forfeiture of any annual or long-term cash, equity or equity-based incentive or bonus compensation outstanding and unpaid or paid and received during the three-year period preceding the date of a clawback event (as described under "Compensation Discussion and Analysis — Policies and Risk Mitigation — Clawback Policy").

QUESTIONS AND ANSWERS ABOUT THE
2021 ANNUAL MEETING AND VOTING PROCEDURES

Who may vote?

Stockholders of record as of the close of business on April 12, 2021, the record date for the 2021 Annual Meeting, may vote at the virtual meeting. Each share of common stock entitles the holder to one vote per share. As of April 12, 2021, there were 66,308,287 shares of our common stock outstanding, which were held by 50 holders of record. At least ten days prior to the 2021 Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours at our principal executive offices located at 5501 Headquarters Drive, Plano, Texas 75024. Any such examination will be subject to adhering to required safety protocols implemented due to the COVID-19 pandemic. The list will also be available online at the 2021 Annual Meeting for examination by any stockholder who is present.

What constitutes a quorum?

The holders of at least a majority of our outstanding shares of common stock entitled to vote at the 2021 Annual Meeting must be present online or represented by proxy at the 2021 Annual Meeting to have a quorum. Any stockholder present online at the 2021 Annual Meeting or represented by proxy, but who abstains from voting, and "broker non-votes" will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting may be adjourned or postponed from time to time until a quorum is obtained.

How do I vote?

You cannot vote your shares of common stock unless you are present online at the virtual meeting or you have previously given your proxy before the applicable deadline. If you are a registered stockholder, you may vote your shares or submit a proxy in one of the following convenient ways:

Voting Method	Description of Process

By Internet	You may submit a proxy electronically on the Internet, by visiting the website shown on the Notice or proxy card and following the instructions.

By Telephone	If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone, by calling the toll-free telephone number shown on the Notice or proxy card and following the instructions.

By Mail	If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning a paper proxy card in accordance with its instructions. The Notice provides instructions on how to request a paper proxy card and other proxy materials.

Online at the 2021 Annual Meeting	You may vote by attending the 2021 Annual Meeting and casting your vote during the designated portion of the meeting by following the instructions provided on the meeting website. Merely attending the meeting online, but without properly voting, will not count as a vote.

If you are voting on the Internet prior to the 2021 Annual Meeting or by telephone, your voting instructions must be received by 11:59 p.m., Eastern Time on June 7, 2021, unless you are a participant in our 401(k) plan, in which case your voting instructions must be received by 11:59 p.m., Central Time, on June 2, 2021.

If your shares are held in street name, you will receive instructions from your bank, broker or other holder of record that you must follow in order for your shares to be voted.

How will the proxies be voted?

The Board has appointed Mr. Bryan Pechersky, Executive Vice President, General Counsel and Corporate Secretary, and Ms. Maureen Short, Executive Vice President and Chief Financial Officer, as the management proxyholders for the 2021 Annual Meeting. All properly executed proxies, unless revoked as described below, will be voted by a management proxyholder at the meeting in accordance with your directions on the proxy. If a properly executed proxy does not provide instructions, the shares of common stock represented by your proxy will be voted:

Proposal	Board Recommendation

One: Election of Directors	"FOR" each of the Board's nominees for Class III director

Two: Ratification of the Audit & Risk Committee's Selection of Ernst & Young LLP	"FOR" the ratification of the Audit & Risk Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for 2021

Three: Advisory Vote on Executive Compensation	"FOR" the resolution approving, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2020, as set forth in this proxy statement

Four: Approval of the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan	"FOR" the approval of the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan

Five: Approval of the Declassification Amendments	"FOR" the approval of the Declassification Amendments

As of the date of this proxy statement, the Board is not aware of any other business or nominee to be presented or voted upon at the 2021 Annual meeting. Should any other matter requiring a vote of stockholders properly arise, the management proxy holders will use their discretion to vote the proxies in accordance with their best judgment in the interests of the Company. Unless otherwise stated, all shares represented by your completed, returned, and signed proxy will be voted as described above.

How do I revoke my proxy if desired?

If you are a registered stockholder, you may revoke your proxy by timely following one of the processes set forth below.

Revocation Method	Description of Process

New Proxy Card	Deliver a signed proxy, dated later than the first one, which proxy must be received by the Company prior to the vote at the 2021 Annual Meeting

New Internet/Telephone Proxy	Vote at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone, which vote must be submitted prior to the deadline set forth above

New Vote Online At 2021 Annual Meeting	Attend the virtual meeting and vote online or by proxy (attending the virtual meeting alone will not revoke your proxy)

Written Notice to the Company	Deliver a signed, written revocation letter, dated later than the previously submitted proxy, to Bryan Pechersky, Executive Vice President — General Counsel & Corporate Secretary, at 5501 Headquarters Drive, Plano, TX 75024, which letter must be received by the Company prior to the vote at the 2021 Annual Meeting

If you are a street name stockholder and you submit a voting instruction form, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record in accordance with the procedures of such bank, broker or other holder of record.

How many votes must each proposal receive to be adopted?

Proposal	Required Vote for Approval	Impact of Broker Non-Votes and Abstentions

One: Election of Directors	Under our Bylaws, directors are elected by a majority of the votes cast in uncontested elections. Accordingly, the numbers of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. In contested elections, the vote standard would be a plurality of votes cast. Each share may be voted for each of the nominees, but no share may be voted more than once for any particular nominee.	Broker non-votes and abstentions will not affect the outcome of the vote.

Two: Ratification of the Audit & Risk Committee's Selection of Ernst & Young LLP	A majority of the votes cast is required to ratify Ernst & Young LLP as our independent registered public accounting firm.	Brokers have discretionary authority in the absence of timely instructions from their customers to vote on this proposal. Abstentions will not affect the outcome of the vote.

Three: Advisory Vote On Executive Compensation	The affirmative vote of the holders of a majority in voting power of the shares of common stock present online or represented by proxy and entitled to vote at the meeting is required to approve the advisory resolution on executive compensation.	Broker non-votes will not affect the outcome of the vote. Because abstentions are counted as shares present and entitled to vote on the proposal, each abstention will have the same effect as a vote "against" this proposal.

Four: Approval of the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan	The affirmative vote of the holders of a majority in voting power of the shares of common stock present online or represented by proxy and entitled to vote at the meeting is required to approve the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan.	Broker non-votes will not affect the outcome of the vote. Because abstentions are counted as shares present and entitled to vote on the proposal, each abstention will have the same effect as a vote "against" this proposal.

Five: Approval of the Declassification Amendments	The affirmative vote of the holders of at least eighty percent (80%) of the shares of common stock of the Company issued and outstanding as of the record date for the 2021 Annual Meeting is required to approve the Declassification Amendments.	Broker non-votes and abstentions will have the same effect as a vote "against" this proposal.

A representative of Broadridge Financial Services, Inc. will tabulate the votes and act as inspector of elections.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, or customers, do not receive voting instructions from the customers. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters, a broker may notify us that it lacks voting authority to vote those shares. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. These broker non-votes will be included in determining whether a quorum exists.

Your bank or broker is not permitted to vote your uninstructed shares in respect of Proposal One (election of directors), Proposal Three (advisory vote on executive compensation), Proposal Four (approval of the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan) or Proposal Five (approval of the Declassification Amendments). As a result, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in respect of the foregoing matters. However, if you hold your shares in street name and you do not instruct your bank or broker how to vote in respect of Proposal Two (ratification of auditors), your bank or broker is entitled to vote your shares.

To be certain your shares are voted in the manner you desire, you should instruct your bank or broker how to vote your shares.

How will stockholders be able to participate in and ask questions at the 2021 Annual Meeting?

The 2021 Annual Meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/RCII2021. To participate in the virtual meeting, visit such website and enter the control number included on the Notice, proxy card or voting instruction form.

The virtual meeting will provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions prior to or during the meeting. Questions may be submitted in advance of the meeting prior to 11:59 p.m., Eastern Time, on June 7, 2021, by logging into www.proxyvote.com, entering your control number and, once past the login screen, clicking on "Submit Questions," choosing a question type, typing in your question, and clicking "Submit." Alternatively, questions may be submitted during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/RCII2021, clicking on "Q&A," typing in your question, and clicking "Submit."

As part of the 2021 Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted prior to and during the meeting in accordance with the 2021 Annual Meeting procedures and which are pertinent to the Company and the meeting matters, as time permits. Questions or comments that are irrelevant to the business of the meeting or the Company's business, in furtherance of the personal or business interests of a stockholder, relate to material non-public information of the Company or pending or threatened litigation or investigations, derogatory to individuals or groups or not in good taste, related to personal grievances or are otherwise not suitable for the conduct of the meeting as determined in the sole discretion of the Company will not be answered. The Company may not respond to questions that are substantially repetitious of other statements made or questions received, or may group questions together by topic with a representative question read aloud and answered. Any questions pertinent to meeting matters that are not answered during the meeting due to time constraints will be posted online and answered at investor.rentacenter.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong internet connection if they plan to attend and/or participate in the meeting. We encourage you to access the meeting website approximately 10-15 minutes prior to the start time to allow for any unforeseen technical issues, as the meeting webcast will begin promptly at 8:00 a.m., Central Time. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 7:45 a.m., Central Time, on the date of the meeting through the conclusion of the meeting.

Who is soliciting my proxy?

The Board is soliciting your proxy and we will bear the cost of soliciting proxies. Proxies may be solicited by telephone, electronic mail, personal interview or other means of communication. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to you if you are a beneficial holder of our shares. We have engaged Saratoga Proxy Consulting LLC, a proxy solicitation firm, to assist in the solicitation of proxies for which we will pay a fee in the amount of $10,000 and will also reimburse Saratoga Proxy Consulting LLC for reasonable and customary out-of-pocket expenses incurred in performing such services.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Board Overview

Currently, the number of directors constituting our entire Board is eight, divided into three classes. Directors in each class serve for a term of three years, or until their earlier death, resignation, disqualification or removal. One class of directors is elected each year at the annual meeting of stockholders.

Director	Class	Expiration of Current Term (Annual Stockholders Meeting)

Harold Lewis	Class I	2022
Carol McFate	Class I	2022
Jeffrey Brown	Class II	2023
Mitchell Fadel	Class II	2023
Christopher Hetrick	Class II	2023
Michael Gade	Class III	2021
Glenn Marino	Class III	2021
B.C. Silver	Class III	2021

Nominees for Director at the 2021 Annual Meeting

Two Class III directors are to be elected by our stockholders at the 2021 Annual Meeting. Our Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated (1) Glenn Marino to be re-elected, and (2) B.C. Silver, who was appointed to the Board in January 2021, to be elected, as Class III directors by our stockholders. As noted above, Michael Gade determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at the end of his term at the 2021 Annual Meeting.

The qualifications necessary for a board nominee and the Nominating and Corporate Governance Committee's process for evaluating prospective board members is discussed under "Director Nominations — Qualifications" below. Specific experience and relevant considerations with respect to each nominee are set forth in each candidate's respective biography below.

Mr. Marino and Mr. Silver have agreed to stand for re-election and election, respectively. However, should either of them become unable or unwilling to accept such nomination, the shares of common stock voted for that nominee by proxy will be voted for the election of a substitute nominee as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy. If any nominee is unable to serve his or her full term, the Board may reduce the number of directors or designate a substitute to serve until the 2024 annual meeting of stockholders. Our Board has no reason to believe that either of Mr. Marino or Mr. Silver will be unable or unwilling to serve as a director, and, to the knowledge of the Board, each intends to serve the entire term for which election is sought.

Our Board recommends that you vote "FOR" each of Mr. Marino and Mr. Silver.

Glenn Marino Independent Director Age: 64 Director Since: 2020 Committees Served: Audit & Risk; Nominating and Corporate Governance Gender: Male Ethnicity: Caucasian

Mr. Marino was appointed to the Board in February 2020. Mr. Marino brings 40 years of experience in the consumer retail finance industry, most recently serving as Executive Vice President, CEO — Payment Solutions and Chief Commercial Officer of Synchrony Financial, Inc., a $21 billion financial services company, from 2014 until 2018. Prior to the spin-off in 2014 of Synchrony by General Electric Corporation, Mr. Marino was an executive with the North American retail finance business of General Electric, serving as CEO — Payment Solutions and Chief Commercial Officer from 2012-2013, and CEO — Sales Finance from 2001 to 2011. From 1999 to 2001, Mr. Marino served as CEO of Monogram Credit Services, a joint venture between GE and BankOne (now JPMorgan Chase & Co.). Prior to that, Mr. Marino held various roles of increasing responsibility in finance, business development, credit risk, and marketing with General Electric and Citibank.

We believe Mr. Marino's extensive knowledge in retail finance, business development and banking provides a valuable perspective to our Board as we continue to grow our retail partnerships, particularly as it relates to the expansion of our Acima (formerly Preferred Lease) segment.

B.C. Silver Independent Director Age: 40 Director Since: 2021 Committees Served: Compensation; Nominating and Corporate Governance Gender: Male Ethnicity: African American

Mr. Silver was appointed to the Board in January 2021. Mr. Silver is an accomplished marketing executive and entrepreneur who has established several startup companies in the financial services and technology industries. Mr. Silver currently serves as the founder of Grind Finance, a mobile banking company launched in 2019 designed to empower underserved communities. From 2017 to 2019, Mr. Silver served as President, Chief Marketing Officer for RushCard (which was acquired by Green Dot Corporation) and as General Manager-Consumer Division and Vice President of Digital Marketing and Account Acquisition for Green Dot Corporation, a financial technology leader and bank holding company that designs and deploys mobile banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. From 2015 to 2017, Mr. Silver served as Senior Director of Marketing and Strategic Planning for Mars, Incorporated, a leading global consumer products company with a portfolio of confectionery, food and pet care products and services. Prior to Mars, Mr. Silver served in sales and marketing positions with The Clorox Company and Procter & Gamble.

Mr. Silver has extensive knowledge of the financial technology, consumer products and retail industries and strong marketing and leadership skills, which we believe are valuable assets as we continue to invest in our digital lease-to-own solutions across our business.

Continuing Members of the Board

The terms of the following five members of our Board will continue past the 2021 Annual Meeting.

Terms to Expire at the 2022 Annual Meeting:

Harold Lewis Independent Director Age: 60 Director Since: 2019 Committees Served: Audit & Risk; Compensation Gender: Male Ethnicity: African American

Mr. Lewis brings over 30 years of experience in financial services and mortgage lending. From August 2018 until June 2019, he served as the CEO of Renovate America, Inc., a national home improvement fintech company focused on energy efficient home improvement lending. From 2016 to 2018, Mr. Lewis was a senior advisor for McKinsey & Company, a worldwide management consulting firm. From 2012 to 2015 he served as President and COO of Nationstar Mortgage, one of the largest mortgage servicers in the country. In that position, he grew Nationstar's servicing platform from $30 billion to $400 billion and mortgage origination portfolio from $1.8 billion to $25 billion while also building and managing Nationstar's relationship with the newly created industry regulator, the Consumer Financial Protection Bureau. Prior to Nationstar Mortgage, he held C-Suite and senior executive positions at Citi Mortgage, Fannie Mae, Resource Bancshares Mortgage Group and Nations Credit, among others.

We believe that Mr. Lewis' significant financial technology knowledge and broad experience with a similar customer demographic provides our Board with an important resource with respect to our e-commerce platform and our Acima (formerly Preferred Lease) segment.

Carol McFate Independent Director Age: 68 Director Since: 2019 Committees Served: Audit & Risk; Nominating and Corporate Governance Gender: Female Ethnicity: Caucasian

Ms. McFate served from 2006 until October 2017 as the Chief Investment Officer of Xerox Corporation, a multinational document provider of multifunction document management systems and services, managing retirement assets for North American and UK plans. Previously, Ms. McFate served in various finance and treasury roles for a number of prominent insurance and financial services companies, including XL Global Services, Inc., a US-based subsidiary of XL Capital Ltd., a leading Bermuda-based global insurance and reinsurance company, American International Group, Inc., an American multinational property & casualty insurance, life insurance, and financial services provider, Prudential Insurance Company of America, an American Fortune Global 500 and Fortune 500 company whose subsidiaries provide life insurance, investment management and other financial products and services to both retail and institutional customers through the US and in over 30 other countries. Ms. McFate is a Chartered Financial Analyst. Ms. McFate also serves as a director and member of the investment and nominating committees of Argo Group International Holdings, Ltd.

Ms. McFate brings over 40 years of global corporate finance experience and a varied viewpoint to the Board which we believe supports us in our strategic initiatives and enhances our long-term vision, sustainable growth and shareholder value.

Terms to Expire at the 2023 Annual Meeting (unless the Declassification Amendments are approved):

Jeffrey Brown Chairman of the Board; Independent Director Age: 60 Director Since: 2017 Committees Served: Audit & Risk (chair) Gender: Male Ethnicity: Caucasian

Mr. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC, which provides capital to management teams and companies. Mr. Brown's venture capital and private equity career spans 34 years, including positions with Hughes Aircraft Company, Morgan Stanley & Company, Security Pacific Capital Corporation and Bank of America Corporation and as founding partner of Forrest Binkley & Brown. Since June 2015, Mr. Brown has served as the Lead Director of Medifast, Inc., where he also serves as chairman of the Audit Committee and is a member of the Executive Committee. Mr. Brown previously served as a director of a number of public and private companies, including Cadiz, Inc., Outerwall Inc., Midatech Pharma PLC, Nordion, Inc. and Stamps.com Inc.

Mr. Brown brings to the Board extensive public and private company board experience and significant transactional expertise, having served as the chairman of the board of directors of 12 companies and as a member of the board of directors of over 50 companies in both the public and private sectors and having invested in a broad array of companies throughout his career.

Mitchell Fadel Director; Chief Executive Officer Age: 63 Director Since: 2017 Committees Served: N/A Gender: Male Ethnicity: Caucasian; Middle-Eastern

Mr. Fadel has served as one of our directors since June 2017 and was named Chief Executive Officer on January 2, 2018. Mr. Fadel was self-employed prior to joining the Company after most recently serving as President — U.S. Pawn for EZCORP, Inc., a leading provider of pawn loans in the United States and Mexico, from September 2015 to December 2016. Prior to that, Mr. Fadel served as President of the Company (beginning in July 2000) and Chief Operating Officer (beginning in December 2002) each until August 2015, and also as a director of the Company from December 2000 to November 2013. From 1992 until 2000, Mr. Fadel served as President and Chief Executive Officer of the Company's subsidiary Rent-A-Center Franchising International, Inc. f/k/a ColorTyme, Inc. Mr. Fadel's professional experience with the Company also includes previously serving as a Regional Director and a District Manager.

As our Chief Executive Officer, Mr. Fadel's day-to-day leadership provides him with intimate knowledge of our operations that are a vital component of our Board discussions. In addition, Mr. Fadel brings 30 years of experience in and knowledge of the rent-to-own industry, including his previous tenure as our President and Chief Operating Officer, to the Board. We believe Mr. Fadel's service as our Chief Executive Officer creates a critical link between management and our Board, enabling our Board to perform its oversight function with the benefit of management's perspectives on our business.

Christopher Hetrick Independent Director Age: 42 Director Since: 2017 Committees Served: Compensation (chair); Nominating and Corporate Governance Gender: Male Ethnicity: Caucasian

Mr. Hetrick has been the Director of Research at Engaged Capital, a California based investment firm and registered advisor with the U.S. Securities and Exchange Commission ("SEC") focused on investing in small and mid-cap North American equities, since September 2012. Prior to joining Engaged Capital, Mr. Hetrick worked at Relational Investors LLC ("Relational"), a $6 billion activist equity fund, from January 2002 to August 2012. Mr. Hetrick began his career with Relational as an associate analyst. He eventually became the firm's senior consumer analyst overseeing over $1 billion in consumer sector investments. Prior to his work heading up the consumer research team, Mr. Hetrick was a generalist covering major investments in the technology, financial, automotive and food sectors.

We believe that Mr. Hetrick's extensive investment experience in a broad range of industries as well as his expertise in corporate strategy, capital allocation, executive compensation, and investor communications well qualifies him to serve on our Board.

Skills and Qualifications of Board of Directors and Nominees

The following table provides an overview of certain qualifications that we believe each of our directors possesses and which benefits our Board and Company. This table is not intended to provide a comprehensive list of all qualifications. Please refer to each directors' biographical information above in this proxy statement for additional information.

(1)
Mr. Gade has determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at that time.

Board Diversity

Our Nominating and Corporate Governance Committee believes that diversity is one of many attributes to be considered when selecting candidates for nomination to serve as one of our directors. While the Nominating and Corporate Governance Committee carefully considers diversity when evaluating nominees for director, the Nominating and Corporate Governance Committee has not established a formal policy regarding diversity in identifying director nominees.

The matrix below summarizes the gender and ethnic diversity on our Board (including Mr. Gade, who has determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at that time):

Board Diversity Matrix (as of the date of this proxy statement)

Board Size:

Total Number of Directors	8

Gender:	Male	Female	Non-Binary	Gender Undisclosed

Number of directors based on gender identity	7	1	—	—

Number of directors who identify in any of the categories below:

African American or Black	2	—	—	—

Alaskan Native or American Indian	—	—	—	—

Asian	—	—	—	—

Caucasian	4	1	—	—

Hispanic or Latino	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

Two or More Races or Ethnicities	1	—	—	—

LGBTQ+	—

Undisclosed	—

CORPORATE GOVERNANCE

General

Our Board has established corporate governance practices designed to serve the best interests of our Company and our stockholders. In this regard, our Board has, among other things, adopted:

  •
  a code of business conduct and ethics applicable to all members of our Board, as well as all of our employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller;

  •
  separation of the Chairman and Chief Executive Officer roles;

  •
  a majority voting standard in non-contested elections for directors;

  •
  a policy for the submission of complaints or concerns relating to accounting, internal accounting controls or auditing matters;

  •
  provisions in our Bylaws regarding director candidate nominations and other proposals by stockholders;

  •
  written charters for its Audit & Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

  •
  procedures regarding stockholder communications with our Board and its committees; and

  •
  policies regarding the entry by our Company and its subsidiaries into transactions with certain persons related to our Company.

Our Board intends to monitor developing standards in the corporate governance area and, if appropriate, modify our policies and procedures with respect to such standards. In addition, our Board will continue to review and modify our policies and procedures as appropriate to comply with any new requirements of the SEC or Nasdaq and taking into consideration any feedback received from our stockholders.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics applicable to all members of our Board, as well as all of our employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller. The Code of Business Conduct and Ethics forms the foundation of a compliance program we have established as part of our commitment to responsible business practices that includes policies, training, monitoring and other components covering a wide variety of specific areas applicable to our business activities and employee conduct. A copy of the Code of Business Conduct and Ethics is published on our website at https://investor.rentacenter.com/governance-documents. We intend to make all required disclosures concerning any amendments to, or waivers from, this Code of Business Conduct and Ethics on our website.

Structure of the Board

Independent Chairman

Our Board separates the roles of Chairman and Chief Executive Officer. Mr. Brown serves as Chairman and Mr. Fadel serves as our Chief Executive Officer. The Board believes that the separation of the roles of Chairman and Chief Executive Officer at this time is appropriate in light of Mr. Fadel's tenure as Chief

Executive Officer and is in the best interests of the Company's stockholders. Separating these positions aligns the Chairman role with our independent directors, enhances the independence of our Board from management and allows our Chief Executive Officer to focus on developing and implementing our strategic initiatives and supervising our day-to-day business operations. Our Board believes that Mr. Brown is well situated to serve as Chairman because of his experience serving on the boards of directors of other public companies, including as lead director of MediFast, Inc. Mr. Brown works closely with Mr. Fadel to set the agenda for Board meetings and to coordinate information flow between the Board and management.

Our Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary based on the situation. Our Board will review its determination to separate the roles of Chairman and Chief Executive Officer periodically or as circumstances and events may require.

Independent Directors

As part of the Company's corporate governance practices, and in accordance with Nasdaq rules, the Board has established a policy requiring a majority of the members of the Board to be independent. In January 2021, each of our non-employee directors completed a questionnaire which inquired as to their relationship (and the relationships of their immediate family members) with us and other potential conflicts of interest. Taking into account our review of the responses to this questionnaire process and such other due consideration and diligence as it deemed appropriate, in March 2021, our Board met to discuss the independence of those non-employee directors. Following such discussions and based on the recommendations of the Nominating and Corporate Governance Committee, our Board determined that the following directors are "independent" as defined under Nasdaq rules: Jeffrey Brown, Michael Gade, Christopher Hetrick, Harold Lewis, Glenn Marino, Carol McFate and B.C. Silver.

The table below includes a description of categories or types of transactions, relationships or arrangements, if any, considered by our Board in reaching its determination that the directors are independent.

Name	Independent	Transactions/Relationships/Arrangements

Jeffrey Brown	Yes	None
Michael Gade(1)	Yes	None
Christopher Hetrick	Yes	Employee of Engaged Capital, LLC, a 4.4% stockholder in the Company (based on a Schedule 13D/A filed by Engaged Capital, LLC with the SEC on August 25, 2020 and the number of shares of Common Stock outstanding as of April 5, 2021). The Board did not deem this ownership by Mr. Hetrick's employer to impair his independence.
Harold Lewis	Yes	None
Glenn Marino	Yes	None
Carol McFate	Yes	None
B.C. Silver	Yes	None

(1)
Mr. Gade has determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at that time.

Committees of the Board

The standing committees of the Board during 2020 included the (1) Audit & Risk Committee, (2) Compensation Committee, and (3) Nominating and Corporate Governance Committee. Each of the standing committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. From time to time, the Board may also appoint special committees for specific matters, as it did in 2020.

The following table provides membership and meeting information for the Board and each of the Board's standing committees during 2020 and also describes changes to committees as of the date of this proxy statement:

Name	Independent(1)	Audit & Risk Committee(2)	Compensation Committee	Nominating and Corporate Governance Committee

Jeffrey Brown	Yes	Chair	—	—
Mitchell Fadel	No	—	—	—
Michael Gade(3)	Yes	—	Member	Chair
Christopher Hetrick	Yes	—	Chair	Member
Harold Lewis	Yes	Member	Member	—
Glenn Marino	Yes	Member	—	Member(4)
Carol McFate	Yes	Member	—	Member(5)
B.C. Silver	Yes	—	Member(4)	Member(4)

Number of Committee Meetings in 2020	—	9	7	5

(1)
The Board has determined whether the director is independent as described above under "Independent Directors".

(2)
The Board has determined that Mr. Brown is an "audit committee financial expert" as defined by SEC rules and that each of Mr. Lewis, Mr. Marino and Ms. McFate meets the financial sophistication requirements for Nasdaq audit committee members.

(3)
Mr. Gade has determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at that time (and, as a result, will no longer serve on any committee of the Board following the 2021 Annual Meeting).

(4)
The director was appointed to the indicated committee in March 2021 and did not attend any meeting of such committee in 2020.

(5)
Following the 2021 Annual Meeting, Ms. McFate will replace Mr. Gade as Chair of the Nominating and Corporate Governance Committee.

Audit & Risk Committee

The Audit & Risk Committee assists the Board in fulfilling its oversight responsibilities by reviewing risks relating to accounting matters, financial reporting, legal and regulatory compliance, and other enterprise-wide risks. To satisfy these oversight responsibilities, our Audit & Risk Committee reviews, among other things:

  •
  the financial reports and other financial information provided by us to the SEC or the public;

  •
  our systems of controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

  •
  our independent auditor's qualifications and independence;

  •
  the performance of our internal audit function and our independent auditors;

  •
  the efficacy and efficiency of our auditing, accounting and financial reporting processes generally; and

  •
  our risk management practices.

The Audit & Risk Committee has the direct responsibility for the appointment, compensation, retention and oversight of our independent auditors, and reviews our internal audit department's reports, responsibilities, budget and staffing. In addition, the Audit & Risk Committee meets regularly with our Chief Financial Officer, the head of our internal audit department, our independent auditors, and management (including regularly scheduled executive sessions with the head of our internal audit department and our independent auditors). The Audit & Risk Committee also oversees compliance with our Code of Business Conduct and Ethics.

The Audit & Risk Committee pre-approves all audit and non-audit services provided by our independent auditors, other than de minimis exceptions for non-audit services that may from time to time be approved by the Audit & Risk Committee. The Audit & Risk Committee may delegate pre-approval authority to one or more of its members from time to time or may adopt specific pre-approval policies and procedures; however, any such pre-approvals must in all cases be presented for ratification by the Audit & Risk Committee at its next scheduled meeting.

The Board has adopted a charter for the Audit & Risk Committee, which can be found on our website at https://investor.rentacenter.com/governance-documents. The Audit & Risk Committee reviews, updates and assesses the adequacy of its charter on an annual basis, and may recommend any proposed modifications to its charter to the Board for its approval, if and when appropriate.

Compensation Committee

The Compensation Committee, among other things:

  •
  discharges the Board's responsibilities with respect to all forms of compensation of our Chief Executive Officer, Chief Financial Officer, and each of our Executive Vice Presidents, including assessing the risks associated with our executive compensation policies and practices and employee benefits;

  •
  administers our equity incentive plans;

  •
  reviews and discusses with our management the Compensation Discussion and Analysis to be included in our annual proxy statement, Annual Report on Form 10-K or information statement, as applicable, and makes a recommendation to the Board as to whether the Compensation Discussion and Analysis should be included in our annual proxy statement, Annual Report on Form 10-K or any information statement, as applicable; and

  •
  recommends to the Board the form and amount of director compensation and conducts a review of such compensation from time to time, as appropriate.

The Board has adopted a charter for the Compensation Committee, which can be found on our website at https://investor.rentacenter.com/governance-documents. In addition, the Compensation Committee reviews, updates and assesses the adequacy of its charter on an annual basis, and may recommend any proposed modifications to its charter to the Board for its approval, if and when appropriate.

The Compensation Committee's processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers in the compensation process are described in the section "Compensation Discussion and Analysis — Compensation Process" below in this proxy statement.

Pursuant to its charter, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants, independent legal counsel or other advisors and has the sole authority to approve the fees and other retention terms with respect to such advisors. From time to time, the Compensation Committee has engaged compensation consultants to advise it on certain matters. See the section "Compensation Discussion and Analysis — Compensation Process" below in this proxy statement for more information. In addition, the Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to delegate matters to a sub-committee composed of members of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee manages risks associated with corporate governance and potential conflicts of interest and assists the Board in fulfilling its responsibilities by, among other things:

  •
  identifying individuals believed to be qualified to become members of the Board, consistent with criteria approved by the Board;

  •
  recommending to the Board candidates for election or reelection as directors, including director candidates submitted by the Company's stockholders;

  •
  recommending to the Board members of the Board to serve on committees;

  •
  overseeing, reviewing and making periodic recommendations to the Board concerning our corporate governance policies; and

  •
  directing the succession planning efforts for the Chief Executive Officer and reviewing management's succession planning process with respect to our other senior executive officers.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at https://investor.rentacenter.com/governance-documents. In addition, the Nominating and Corporate Governance Committee reviews, updates and assesses the adequacy of its charter on an annual basis, and may recommend any proposed modifications to its charter to the Board for its approval, if and when appropriate.

Board and Committee Self-Evaluations

Each year, the Board and its committees perform a rigorous self-evaluation. The Nominating and Corporate Governance Committee oversees the process. The evaluations solicit input from directors regarding the performance and effectiveness of the Board, its committees and its members and provide an opportunity for directors to identify areas of potential enhancements. Individual director responses are submitted through a third party firm engaged by the Company to administer the evaluation process and report the results, which are compiled for review and discussion by the Board and its committees. The Board believes this process is effective to evaluate the Board, its committees and the contributions of its members, and identify opportunities for continuous improvement.

Board Oversight

General Risk Oversight

Our Board takes an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board and the relevant committees receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks. The Board also meets with senior management annually for a strategic planning session and discussion of the key risks inherent in our short- and long-term strategies at the development stage, and also receives periodic updates on our strategic initiatives throughout the year. In addition, our Board has delegated the responsibility for oversight of certain risks to its standing committees, as discussed in this proxy statement. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports concerning such risks and, in general, all independent directors regularly attend committee meetings regardless of membership on that committee and the full Board is provided with all Board and standing committee meeting materials.

Cybersecurity Oversight

The Board maintains oversight of the Company's cybersecurity risk through regular updates from management. Specifically, the Board and its Audit Committee receive updates from management regarding the status of ongoing projects to strengthen our efforts against cybersecurity events and reviews risks relevant to cybersecurity and existing controls in place to mitigate the risk of cybersecurity incidents. Among other things, the Company maintains an incident response policy and plan designed to provide for timely, consistent responses to actual or attempted data and security incidents impacting the Company, and requires third party and other risk compliance attestations.

Environmental, Social, and Governance Initiatives Oversight

Our Board recognizes that environmental, social, governance and sustainability ("ESG") issues are of increasing importance to our investors, as well as our employees and customers, and that being a responsible corporate citizen helps drive shareholder value. Our Board is committed to integrating and maintaining responsible ESG initiatives into our operations and strategic business objectives.

Our ESG actions cover a wide range of areas of importance to our Company and our stakeholders, and are ultimately driven by our mission to improve the quality of life for our customers and employees. We provide household and other durable goods to underserved cash and credit constrained customers and offer an affordable and flexible way to furnish a home and obtain access to other essential items without incurring a long-term debt obligation or accessing credit. Our employees are offered competitive pay and benefits and paid time off, and we have a longstanding history of promoting from within to support our employees in advancing their careers and professional development. Our charitable giving efforts are aligned with our desire to help the underserved including hunger relief, family and youth empowerment, and disaster relief. We put our values into action by supporting causes that give families peace of mind and offer children opportunities that will help them reach their potential. We also strive to operate our retail stores efficiently to conserve the environment by optimizing our fleet of vehicles, implementing energy efficient lighting, recycling, and leasing energy efficient products.

In 2020, the COVID-19 pandemic created an unprecedented global health crisis and economic turmoil. The health and safety of our co-workers, customers and communities remained our top priorities as we navigated the impacts of the pandemic. Our culture of safety and the resilience of our co-workers served us well and allowed our stores to continue operating as an essential business so we could meet our customers' needs for critical household items. Our products allowed our customers and their families to focus on staying healthy and connected while they were forced to spend substantially more time at home and to address the economic dislocation caused by COVID-19. The Board was actively involved in the oversight of our COVID-19 responses throughout the year.

Also in 2020, the social unrest across the country gave rise to an important public discourse regarding racial justice and equality. With the support of our Board, we organized a series of town halls across our Company to openly discuss with our employees new programs and initiatives that would best support a diverse and inclusive workforce. Based on the feedback received, we have taken a number of initial steps. For example, we created a new Chief Diversity Officer position that will regularly report to the Board. While we intend to increase our overall focus on diversity within our development programs, the Chief Diversity Officer will take the lead in assessing the impact that proposed initiatives in our organization may have on our culture as well as in creating and implementing initiatives that are intended to promote an inclusive workforce. We have also implemented a program to deliver unconscious bias training to all employees. Further, we are launching additional Employee Resource Groups to continue the dialogue with our employees regarding our diversity initiatives.

Our company and our Board firmly believe we are able to effect positive social and environmental change, enhance business results and improve the wellbeing of our employees through our robust ESG program.

Director Compensation

Cash Compensation

The following table provides an overview of the directors' 2020 annual retainers:

Position	2020 Annual Retainer

All Non-Employee Directors (including the Chairman)	$ 77,500
Chairman of the Board	$150,000
Chair of the Audit & Risk Committee	$ 27,500
Other members of the Audit & Risk Committee	$ 15,000
Chair of the Compensation Committee	$ 25,000
Other members of the Compensation Committee	$ 10,500
Chair of the Nominating and Corporate Governance Committee	$ 20,000
Other members of the Nominating and Corporate Governance Committee	$ 10,000

Additionally, each non-employee director receives $2,500 for each Board meeting attended in person (or, at the discretion of the Compensation Committee, via telephonic or other electronic means) and is reimbursed for his or her expenses in attending such meetings.

In 2020, Messrs. Brown and Hetrick also served on multiple special committees of the Board in connection with specific matters and were entitled to a total of $20,000 each for such special committee service. Mr. Fadel, as an employee of the Company, was not entitled to receive any cash compensation for his service as a director during 2020.

Retainers and meeting attendance fees may be paid in a combination of cash or DSUs at each non-employee director's election. Deferred fees are matched 25% by the Company and the total deferred fees and matching contributions are converted into an equivalent value of DSUs. Deferred fees plus matching contributions are converted to DSUs based on the closing price of Rent-A-Center common stock on the trading day immediately preceding the date on which the DSUs are granted. Currently, the Board's practice is to pay cash fees and issue DSUs in respect of any deferred cash fees on a quarterly basis.

Annual DSU Awards

Our non-employee directors receive an award of DSUs on the first business day of each year pursuant to the Rent-A-Center, Inc. 2016 Long-Term Incentive Plan (the "2016 Plan") or, if approved by stockholders as set forth in this proxy statement, the 2021 Long-Term Incentive Plan for future years.

The annual DSU award to our non-employee directors for 2020 was valued at $120,000, which was the same value as 2019. All of our non-employee directors serving on January 2, 2020, the first business day of 2020, were granted DSUs valued at $120,000 on that date.

Description of DSUs

Each DSU is fully vested and non-forfeitable at the time of award and represents the right to receive one share of common stock of the Company. Those shares of common stock are not issued to a director until that director ceases to be a member of the Board and, therefore, cannot be sold until such time. The DSUs do not have voting rights. The holder of a DSU is entitled to receive cash dividend equivalent payments with respect to the shares underlying such DSU if, as and when any cash dividend is declared by the Board with respect to our common stock.

Director Stock Ownership Guideline

Our Board has adopted a guideline providing that each non-employee member of the Board should hold at least $200,000 in our common stock within 5 years of the later of (1) December 1, 2020 (the date on which such ownership guideline was most recently adopted), and (2) the date of their original election or appointment to the Board, and to hold such equity interest for so long as such member continues as a director. Moreover, because non-employee members of the Board receive equity compensation in the form of DSUs, they are effectively required to retain 100% of their equity compensation until they cease to be a member of the Board and are issued shares of common stock in respect of their DSUs.

Non-employee members of the Board may satisfy the ownership requirements in the equity ownership guidelines with common stock owned directly or indirectly (including as a result of fully vested awards from previous grants), shares of our common stock held through any Company benefit plan in which non-employee directors are eligible to participate, DSUs and unvested time-based restricted stock awards or restricted stock units.

As of December 31, 2020, based on the closing price of our common stock on the Nasdaq Global Select Market of $38.29 per share as of such date, each of Messrs. Brown, Gade, Hetrick, Marino and Lewis and Ms. McFate met the foregoing guideline. Mr. Silver was appointed to the Board in January 2021.

Director Compensation for 2020

The following table sets forth certain information regarding the compensation of our non-employee directors during 2020. Because Mr. Silver did not join the Board until January 2021, he did not earn any compensation for 2020 and is not included in the table below.

Name	Fees Earned or Paid in Cash(1)	DSUs(2)	Other Compensation(3)	Total

Jeffrey Brown	—	$448,139	$48,067	$496,206
Michael Gade(4)	$108,000	$138,891	$62,792	$309,683
Christopher Hetrick(5)	—	$155,159	$33,279	$188,438
Harold Lewis	$113,000	$189,046	$7,604	$309,650
Glenn Marino(6)	$19,844	$50,381	$892	$71,117
Carol McFate	$56,250	$241,797	$9,234	$307,281

(1)
Includes (a) annual retainers, (b) meeting attendance fees and (c) any special committee fees paid in cash to each non-employee director with respect to services rendered in 2020. For directors who elected to defer cash fees into DSUs, those deferred amounts are included in the DSUs column to the extent such DSUs were awarded in 2020.

(2)
Reflects the grant date fair value calculated pursuant to FASB ASC Topic 718 of DSUs granted to each director in fiscal 2020, as follows:

•
Each director (other than Mr. Marino) was granted 4,161 DSUs in January 2020, representing the $120,000 annual grant for service in fiscal 2020. Mr. Marino was appointed to the board of directors in February 2020 and in April 2021 was granted 1,882 DSUs, representing a portion of the $120,000 annual grant for his partial year of service in fiscal 2020, which grant is not reflected in the table above.

•
During fiscal 2020, Messrs. Brown, Gade, Hetrick, Lewis and Marino and Ms. McFate were granted 14,489, 760, 1,219, 2,394 and 1,862 DSUs and 4,880 DSUs, respectively, in lieu of quarterly cash retainer and meeting attendance fees payable in respect of the fourth quarter of 2019 through and including the third quarter of 2020. Such amounts (and the table above) exclude DSUs that were awarded to such persons in January 2021 in lieu of quarterly cash retainer and meeting attendance fees payable in respect of the fourth quarter of 2020.

(3)
Represents dividend equivalents paid in cash in respect of vested DSUs.

(4)
Mr. Gade has determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at that time.

(5)
Mr. Hetrick, by letter to the Board of Directors, declined to accept director fees otherwise payable to him from April 16, 2020 through December 31, 2020 and requested that the Company instead dedicate the amount to employees of the Company that need it the most in light of the COVID-19 pandemic and its effects. Such fees amounted to $132,500 in the aggregate and are not reflected in the table above.

(6)
Mr. Marino was appointed to the Board of Directors in February 2020.

Director Compensation Changes for 2021

At its December 2020 meeting, the Compensation Committee reviewed the non-employee director compensation program as part of its annual review process. The Compensation Committee engaged an independent consulting firm, Korn Ferry, to assist with its review and recommendation to the Board of any changes to the program for 2021. Korn Ferry provided the Compensation Committee with market data regarding director compensation programs from our Peer Group and a comparison of our director compensation program to the market data, which was taken into account by the Compensation Committee. As a result of its review, the Compensation Committee recommended, and the Board approved, retaining the same compensation program elements and amounts for 2021 as in 2020, other than an increase in the Chairman's annual retainer from $150,000 to $175,000 based on the market data provided by Korn Ferry.

Director Nominations

Director Nominees

Under our Bylaws, only persons who are nominated in accordance with the procedures set forth in our Bylaws are eligible for election as, and to serve as, members of our Board. Under our Bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders (1) by or at the direction of our Board or (2) by any stockholder, provided they comply with the provisions of Article I, Sections 3 and 4 of our Bylaws. The Board has delegated the screening and recruitment process for Board members to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee selects individuals it believes are qualified to be members of the Board, and recommends those individuals to the Board for nomination for election or re-election as directors. From time to time, the Nominating and Corporate Governance Committee may engage a consultant to conduct a search to identify qualified candidates. The Nominating and Corporate Governance Committee then undertakes the evaluation process described below for any candidates so identified.

In 2020, the Nominating and Corporate Governance Committee engaged Daversa Partners to assist the Board in finding an additional candidate to consider to join the Board. As a result of that process, the Board appointed Mr. Silver as an additional director in January 2021.

Qualifications

The goal of the Nominating and Corporate Governance Committee is to nominate qualified individuals with the objective of having membership on the Board that combines diverse business and industry experience, skill sets and other leadership qualities, represents diverse viewpoints and enables the Company to pursue its strategic objectives. The Nominating and Corporate Governance Committee also believes that members of the Board should possess character, judgment, skills (such as an understanding of the retail and lease-to-own industries, business management, finance, accounting, marketing, operations and strategic planning), diversity of viewpoints, background, experience and other demographics and experiences with businesses and other organizations of a comparable size and industry. The Nominating and Corporate Governance Committee also considers the interplay of the candidate's experience with the experience of the other Board members, the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In addition, the Nominating and Corporate Governance Committee considers the composition of the current Board and the Board's needs when evaluating the experience and qualification of director candidates. The Nominating and Corporate Governance Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the Board candidates for nomination to serve as our directors. This process is the same regardless of whether the nominee is recommended by one of our stockholders.

Advance Resignation Policy

As a condition to nomination by the Nominating and Corporate Governance Committee of an incumbent director, a nominee shall, upon request by the Board or the Company's Corporate Secretary, submit an irrevocable offer of resignation to the Board, which resignation shall become effective in the event that (a) such nominee is proposed for reelection and is not reelected at a meeting of the stockholders in which majority voting applies and (b) the resignation is accepted by the Board by the vote of a majority of the directors, not including any director who has not been reelected.

Stockholder Nominations

In addition to nominees by or at the direction of our Board, the Nominating and Corporate Governance Committee will consider candidates for nomination proposed by a stockholder in the same manner and based on the same criteria as other candidates considered by the Nominating and Corporate Governance Committee as described above under "Qualifications." The proposing stockholder must provide notice and information on the proposed nominee to the Nominating and Corporate Governance Committee through the Corporate Secretary in accordance with the provisions of Article I, Sections 3 and 4 of our Bylaws relating to direct stockholder nominations.

Director Attendance

Board Meetings and Executive Sessions

During 2020, our Board met 16 times, including regularly scheduled and special meetings. All of our directors attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committees on which they serve.

In addition to full Board executive sessions, our independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board. Executive sessions are chaired by our Chairman of the Board.

Annual Meeting of Stockholders

Each member of the Board is expected to attend our annual meeting of stockholders. All of our directors then serving as directors attended the Company's 2020 annual meeting of stockholders.

Procedures for Reporting Accounting Concerns

The Audit & Risk Committee has established procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and

(2) the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. These procedures are posted on our website at https://investor.rentacenter.com/governance-documents.

Communications with the Board

Our Board has established a process by which stockholders and other interested parties may communicate with our Board, Board committees or individual directors. Stockholders or other interested parties may contact our Corporate Secretary by any one of the below methods. The Corporate Secretary will forward such communications to the Board, committees or individual directors, as applicable. However, the Corporate Secretary is not required to forward communications if it is determined the communication is (1) unrelated to the duties and responsibilities of the Board, (2) unduly hostile, threatening or illegal, or (3) obscene or otherwise deemed inappropriate.

By telephone: 972-624-6210	By mail: Rent-A-Center, Inc. Attn: Corporate Secretary 5501 Headquarters Drive Plano, TX 75024	By e-mail: RAC.Board@rentacenter.com

Related Person Transactions

Policy on Review and Approval of Transactions with Related Persons

The Board has adopted a written statement of policy and procedures for the identification and review of transactions involving us and "related persons" (our directors and executive officers, stockholders owning five percent or greater of our outstanding stock, and immediate family members of any of the foregoing). Our directors and executive officers are required to provide notice to our general counsel of the facts and circumstances of any proposed transaction involving amounts greater than $120,000 involving them or their immediate family members that may be deemed to be a related person transaction. Our general counsel, in consultation with management and our outside counsel, as appropriate, will then assess whether the proposed related person transaction requires approval pursuant to the policy and procedures. If our general counsel determines that any proposed, ongoing or completed transaction involves an amount in excess of $120,000 and is a related person transaction, the Nominating and Corporate Governance Committee must be notified for consideration at the next regularly scheduled meeting of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has reviewed and determined that each of the following related person transactions are to be deemed pre-approved by the Nominating and Corporate Governance Committee: (1) employment agreements related to executive officers if (a) the related compensation is reported in our proxy statement or (b) the executive officer is not an immediate family member of another "related person" and the Compensation Committee approved, or recommended to the Board for approval, such compensation, (2) any compensation paid to a director if the compensation is reported in our proxy statement, (3) transactions where all of our stockholders receive proportional benefits and (4) any transaction with a "related person" involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority. The Nominating and Corporate Governance Committee will approve or ratify, as applicable, only those related person transactions that are in, or are not inconsistent with, our best interests and those of our stockholders.

Reportable Transactions with Related Persons

The Company has not been a participant in any transaction since January 1, 2020 in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest that is reportable pursuant to Item 404(a) of Regulation S-K.

PROPOSAL TWO:
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Risk Committee has selected Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for the fiscal year ended December 31, 2021. E&Y also served as our independent registered public accounting firm in 2020.

The Audit & Risk Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, as described in "— Board Information — Board Committees" in this proxy statement, and accordingly, all services and fees in 2020 provided by E&Y were pre-approved by the Audit & Risk Committee. The Audit & Risk Committee has considered whether the provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining E&Y's independence. The Audit & Risk Committee has determined that the rendering of non-audit services by E&Y during the year ended December 31, 2020, was compatible with maintaining such firm's independence.

Our Board has directed that we submit the selection of our independent registered public accounting firm for ratification by our stockholders at the 2021 Annual Meeting. Stockholder ratification of the selection of E&Y as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit & Risk Committee will reconsider whether or not to continue the retention of E&Y. Even if the selection is ratified, the Audit & Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders. The Audit & Risk Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit & Risk Committee's analysis of this information, the Audit & Risk Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.

Representatives of E&Y will attend the 2021 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Our Board recommends that you vote "FOR" the proposal to ratify the selection of E&Y as our independent registered public accounting firm.

Principal Accountant Fees and Services

The aggregate fees billed by E&Y for the years ended December 31, 2020 and December 31, 2019, and the aggregate fees billed by KPMG LLP for the year ended December 31, 2019, for the professional services described below are as follows:

	2020	2019

Audit Fees[1]	$1,275,396	$1,692,105
Audit-Related Fees[2]	$588,480	—
Tax Fees[3]	$74,394	—
All Other Fees	—	—

(1)
Represents the aggregate fees billed by E&Y and KPMG for (a) professional services rendered for the audit of our annual financial statements for the years ended December 31, 2020 and December 31, 2019, (b) the audit of management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2020 and December 31, 2019, and (c) reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC.

(2)
Represents the aggregate fees billed by E&Y for 2020 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption "Audit Fees." These services include engagements related to the due diligence review by E&Y of certain financial and other information of Acima Holdings, LLC, in connection with the Agreement and Plan of Merger executed by the Company in December 2020.

(3)
Represents the aggregate fees billed by E&Y for 2020 for professional services rendered for tax compliance, tax advice and tax planning. These services comprise engagements related to federal and international tax compliance and planning.

 AUDIT AND RISK COMMITTEE REPORT

The material in this Report is not "soliciting material", is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language in such filing.

In accordance with its written charter adopted by the Board, the Audit & Risk Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental body or the public.

In discharging its oversight responsibilities, the Audit & Risk Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the auditors' independence consistent with the applicable requirements of the Public Company Accounting Oversight Board, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Audit & Risk Committee also discussed with management, the internal auditors and the independent auditors the integrity of the Company's financial reporting processes, including the Company's internal accounting systems and controls, and reviewed with management and the independent auditors the Company's significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company's financial statements. The Audit & Risk Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit & Risk Committee discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the consolidated financial statements of the Company.

The Audit & Risk Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2020 with management and the independent auditors. Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act), and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements, and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit & Risk Committee's responsibility is to monitor and review these processes. The members of the Audit & Risk Committee are "independent" as defined by SEC and Nasdaq rules, and our Board has determined that Mr. Jeffrey Brown is an "audit committee financial expert" as defined by SEC rules.

The Audit & Risk Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The Audit & Risk Committee periodically meets with the Company's internal and independent auditors, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit & Risk Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the Audit & Risk Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

AUDIT & RISK COMMITTEE
Jeffrey Brown, Chairman
Harold Lewis
Glenn Marino
Carol McFate

 EXECUTIVE OFFICERS

The Board appoints our executive officers annually and updates the executive officer positions as needed throughout the year. Each executive officer serves at the behest of the Board and until their successors are appointed, or until the earlier of their death, resignation or removal.

The following table sets forth certain information with respect to our executive officers as of the date of this proxy statement:

Name	Age	Position

Mitchell Fadel	63	Chief Executive Officer
Anthony Blasquez	45	Executive Vice President — Rent-A-Center Business
Ann Davids	52	Executive Vice President — Chief Customer and Marketing Officer
Jason Hogg	49	Executive Vice President — Acima (formerly Preferred Lease)
Bryan Pechersky	50	Executive Vice President — General Counsel & Corporate Secretary
Maureen Short	46	Executive Vice President — Chief Financial Officer
Catherine Skula	49	Executive Vice President — Chief Development Officer

Mitchell Fadel.    Mr. Fadel has served as one of our directors since June 2017 and was named Chief Executive Officer on January 2, 2018. Mr. Fadel was self-employed prior to joining the Company after most recently serving as President — U.S. Pawn for EZCORP, Inc., a leading provider of pawn loans in the United States and Mexico, from September 2015 to December 2016. Prior to that, Mr. Fadel served as President of the Company (beginning in July 2000) and Chief Operating Officer (beginning in December 2002) each until August 2015, and also as a director of the Company from December 2000 to November 2013. From 1992 until 2000, Mr. Fadel served as President and Chief Executive Officer of the Company's subsidiary Rent-A-Center Franchising International, Inc. f/k/a ColorTyme, Inc. Mr. Fadel's professional experience with the Company also includes previously serving as a Regional Director and a District Manager.

Anthony Blasquez.    Mr. Blasquez was named Executive Vice President — Rent-A-Center Business effective as of June 1, 2020. In such role, Mr. Blasquez focuses on improving the Rent-A-Center omni-channel business, which includes impacting performance from both e-commerce and the traditional store business. Mr. Blasquez has been with Rent-A-Center for 22 years and has served in every field operations position in the Company, most recently Divisional Vice President of Operations from 2015 to 2020 prior to being promoted to his current position.

Ann Davids.    Ms. Davids was named Executive Vice President — Chief Customer and Marketing Officer effective as of February 21, 2018. Ms. Davids served as Senior Vice President — Chief Customer and Marketing Officer for Direct General/National General Insurance from 2013 to 2018 with responsibility for the web channel development as well as marketing strategy and execution. Prior to 2013, Ms. Davids served as our chief marketing officer for 15 years.

Jason Hogg.    Mr. Hogg was named Executive Vice President — Preferred Lease effective as of June 22, 2020. In connection with our acquisition of Acima Holdings, LLC in February 2021, the Preferred Lease segment is now referred to as the Acima segment. Prior to joining Rent-A-Center, Mr. Hogg was the CEO of Aon Cyber Solutions from 2017 to 2020, where he oversaw global operations and held full profit and loss responsibility. Mr. Hogg has a proven track record as a leader and innovator in financial services and financial technology, with over 500 issued patent claims in complex technology systems. Prior to Aon, Mr. Hogg served as the CEO of Blackstone's B2R Holdings, L.P. from 2014 to 2016, where he led the organization to its first $1 billion in loans and to win the Innovator of the Year award from REFI Financing Awards in 2016. B2R was acquired by Finance of America. Mr. Hogg also founded, and served as the President and CEO of, Revolution Money, Inc., an alternative payment company from 2005 to 2010. Revolution Money was acquired by American Express in January of 2010. Following such acquisition, Mr. Hogg served as the President of American Express' Serve Enterprise division from 2010 to 2014. During his tenure, he launched the Bluebird alternative banking platform with Walmart and the Serve stored value platform, and established American Express' first mainland China office and operations while overseeing American Express' joint venture with LianLian.

Bryan Pechersky.    Mr. Pechersky was named Executive Vice President — General Counsel & Corporate Secretary effective as of June 1, 2020. Mr. Pechersky oversees our legal department, government affairs department and risk management department. Prior to joining Rent-A-Center, Mr. Pechersky served from 2010 through 2019 as Executive Vice President, General Counsel and Corporate Secretary for Cloud Peak Energy Inc., a publicly traded mining and logistics supplier to U.S. and Asian utilities. From 2007 to 2010, Mr. Pechersky was Senior Vice President, General Counsel and Secretary for Harte-Hanks, Inc., a publicly traded worldwide, direct and targeted marketing company. From 2005 to 2007, Mr. Pechersky was Senior Vice President, Secretary and Senior Corporate Counsel for Blockbuster Inc., a publicly traded global movie and game entertainment retailer. From 2004 to 2005, Mr. Pechersky was Deputy General Counsel and Secretary for Unocal Corporation, a publicly traded international energy company acquired by Chevron Corporation in 2005. Prior to these positions, from 1996 to 2004, Mr. Pechersky was a capital markets, mergers and acquisitions and litigation attorney for Vinson & Elkins L.L.P., a leading global law firm. Mr. Pechersky also served as a Law Clerk to the Hon. Loretta A. Preska of the U.S. District Court for the Southern District of New York in 1995 and 1996.

Maureen Short.    Ms. Short was named Executive Vice President — Chief Financial Officer on December 19, 2018. Ms. Short previously served as Interim Chief Financial Officer effective from December 2016 until December 2018, Senior Vice President — Finance, Investor Relations and Treasury from November 2014 until December 2016, as Senior Vice President — Finance, Analytics and Reporting from March 2013 until November 2014, and as Vice President — Finance, Analytics and Reporting from August 2010 until March 2013.

Catherine Skula.    Ms. Skula was named Executive Vice President — Chief Development Officer effective November 23, 2020. Prior to that position, Ms. Skula served as our Executive Vice President — Franchising effective as of January 1, 2018, after previously serving as Senior Vice President — Franchising since January 2012. Ms. Skula has also served as President and Chief Executive Officer of Rent A-Center Franchising International, Inc., a subsidiary of the Company, since January 2012. From August 2009 to January 2012, Ms. Skula served as Division Vice President — RTO Domestic. Ms. Skula began her employment with us in 1994 as a customer account representative and has held various other operations positions, including store manager, district manager, and regional director.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are committed to maintaining a strong pay-for-performance culture. The compensation program is reviewed annually in order to assure that its objectives and components are aligned with the Company's strategic goals and culture, and also that it incentivizes short- and long-term profitability and ethical business conduct in accordance with our values.

This Compensation Discussion and Analysis ("CD&A") describes key features of our executive compensation program, summarizes the 2020 cash and equity incentive compensation received by our named executive officers, highlights the strong pay for performance alignment of our executives' compensation with our financial, operating and stockholder returns and provides additional context to the data presented in the compensation tables included below in this proxy statement. This CD&A also describes any significant changes to our executive compensation program for 2021 that have been implemented prior to filing this proxy statement. The term "executive officers" means our senior executives who are listed above under the heading "Executive Officers". The term "named executive officers" means the five executive officers identified in the table below, each of whom were considered "executive officers" as of December 31, 2020.

Named Executive Officer	Title

Mitchell Fadel	Chief Executive Officer
Maureen Short	Executive Vice President — Chief Financial Officer
Ann Davids	Executive Vice President — Chief Customer and Marketing Officer
Jason Hogg	Executive Vice President — Acima (formerly Preferred Lease)
Catherine Skula	Executive Vice President — Chief Development Officer

Please read the entirety of this CD&A and remaining compensation sections in this proxy statement for further details regarding the matters summarized below.

Executive Compensation Program Overview

Decisions with respect to compensation of our executive officers, including our Chief Executive Officer and other named executive officers, are made by our Compensation Committee, which is comprised solely of independent directors. Our Compensation Committee has identified four primary objectives for our executive compensation program, which guide the decisions it makes with respect to the amount and type of compensation paid to our named executive officers. The objectives of our executive compensation program are to:

  •
  attract, retain and motivate senior executives with competitive compensation opportunities;

  •
  balance short-term and long-term strategic goals;

  •
  align our executive compensation program with the core values identified in our mission statement, which focuses on improving the quality of life for our co-workers and our customers; and

  •
  reward achievement of our financial and non-financial goals.

The executive compensation program consists of a mix of three primary components, described below, which we believe appropriately rewards our executive officers for their overall contribution to company performance, contains a substantial portion of at-risk, performance-based compensation and aligns our executives' interests with those of our stockholders with the ultimate objective of increasing long-term stockholder value.

The Company's compensation philosophy is generally to position total direct compensation (base salary, annual incentive opportunity and long-term incentive compensation opportunity) around the 50th-75th percentile of similarly-situated public companies in the retail and consumer finance sectors. This includes companies in the Company's Peer Group described below. Cash compensation (base salary and annual incentive opportunity) is generally targeted at around the 50th percentile, and long-term incentive compensation is generally targeted at around the 75th percentile. The pay ultimately realized is highly variable and dependent primarily on (1) our financial and operational performance, (2) individual executive performance and (3) our multi-year relative TSR performance.

The three primary components of our executive compensation program are:

Component	Overview
Base Salary	Competitive base salaries are determined in large part through in-depth comparative analyses of comparable positions at companies in our Peer Group and generally targeted at around the 50th percentile of the Peer Group and other similarly-situated public companies in the retail and consumer finance sectors with the opportunity for above or below median base salaries based on experience, responsibilities, competencies and individual performance.
Annual Incentive Opportunity
Opportunity for an annual cash incentive award to align our executives with annual corporate and individual performance achievements. For 2020, the ultimate payout amount was based on (1) Rent-A-Center Business same store sales (25% weighting), (2) Preferred Lease (now known as Acima) invoice volumes (25% weighting), (3) Adjusted EBITDA (40% weighting), and (4) Free Cash Flow (10% weighting). The targeted achievement levels take into account the rigorous goals included in our annual operating budget which is approved by the Board. Each executive officer's target annual incentive opportunity is generally targeted at around the 50th percentile of the Peer Group and other similarly-situated public companies in the retail and consumer finance sectors. In the 2021 bonus plan, Free Cash Flow was eliminated as a performance metric and Acima invoice volumes were replaced with Acima revenues, as discussed in this CD&A.
Long-Term Incentive Compensation Opportunity
Long-term incentive plan and stock ownership guidelines to align our executives with longer term performance achievement and stockholder returns over time. The long-term incentive awards granted in February 2020 consisted of (1) time-vested restricted stock units (weighted 20%) that cliff-vested after a three-year period, (2) stock options (weighted 20%) that vested pro rata annually over a four-year period, and (3) relative TSR-based performance stock units (weighted 60%) that vest solely based on the satisfaction of our performance based on our three-year TSR compared to the S&P 1500 Specialty Retail Index. Stock options were eliminated from the long-term incentive awards starting in 2021, as discussed in this CD&A, with performance stock units now weighted at 70%.

Compensation Program Design and Governance Policies

In addition to our three primary components of executive compensation, our executive compensation program includes other features that we believe are consistent with strong governance practices, including:

What We Do

•

    Transparent Compensation Program:  Maintain a transparent executive compensation program that is understandable both to our stockholders and employees and is not overly complex or subject to constantly changing features

•

    Compensation Aligned with Performance:  A substantial percentage of both cash and equity compensation is at-risk and variable based on company performance

•

    Multi-Year Equity Vesting:  Three-year full vesting for all executive equity awards (starting in 2021, restricted stock units vest pro rata annually over three years; performance stock units cliff vest after three years based on relative TSR performance)

•

    Annual SOP Vote:  Annual Say on Pay stockholder vote regarding our executive compensation program to receive regular feedback from our investors

•

    Annual Program Risk Assessment:  Our Compensation Committee performs annual risk assessments of our compensation program

•

    Independent Compensation Consultant:
Engagement by the Compensation Committee of an independent compensation consultant to conduct a formal evaluation of, and advise the Compensation Committee with respect to, the compensation arrangements for our Chief Executive Officer, as well as provide guidance with respect to the compensation of our senior executives

•

    Rigorous Target Setting:  Rigorous performance targets for our annual cash incentive and long-term incentive compensation programs

•

    Total Reward Statement Review:  Regular review by the Compensation Committee of Chief Executive Officer and other executive total reward statements to evaluate multi-year cash and equity compensation awards as part of making compensation determinations

•

    Ownership Guidelines:  Stock ownership guidelines for our directors, Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents

•

    Clawback Policy:  Incentive compensation is subject to clawback, as described further in this proxy statement

What We Do Not Do

•

    No Hedging or Pledging Stock:    Insider Trading Policy that prohibits derivative transactions involving our common stock and pledging stock

•

    No gross-ups:    Employee benefits are provided without tax gross-ups (other than certain relocation-related expenses)

•

    No excessive perquisites:    We provide only limited perquisites, as described in this CD&A

•

    No Repricing Options:    We do not reprice stock options without stockholder approval (and starting in 2021, we no longer grant stock options)

•

    No Dividends Paid on Unvested Equity:    No prospective payment of dividends on unvested equity awards

2020 Company Performance Highlights

As described further in our year-end 2020 earnings announcement and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 Form 10-K, our Company had strong performance during 2020 despite the many challenges resulting from the COVID-19 pandemic on overall economic conditions, the business environment, retail operations and supply chains. Highlights of our 2020 results and significant accomplishments are described below:

  •
  Acima Acquisition:  In December 2020, we entered into a definitive agreement to acquire Acima Holdings LLC, a leading provider of virtual lease-to-own solutions. The transaction was completed in February 2021 and significantly accelerates our growth plans.

  •
  Safely Continued Serving Customers and Managed Through COVID-19 Challenges with Strong Results:

  o
  Our consolidated 2020 revenues of $2.8 billion were up 5.4% versus 2019.

  o
  Preferred Lease (now known as our Acima segment) annual invoice volume rose over 20%, which drove 8.1% revenue growth in 2020.

  o
  We realized twelve consecutive quarters of positive same store sales in the Rent-A-Center Business (+14.9% on a 2-year basis), with a significant year over year increase in profitability.

  o
  Rent-A-Center e-commerce increased 53% in the fourth quarter 2020 to 22% of Rent-A-Center sales to end the year.

  o
  We achieved significant year over year growth in our Adjusted EBITDA.

  •
  Strong Stock Price Performance:  On December 31, 2019, our common stock closed at $28.84 per share. On December 31, 2020, our common stock closed at $38.29, an increase of approximately 33%.

  •
  Launched Preferred Dynamix Platform:  Rent-A-Center launched its Preferred Dynamix platform, which includes a mobile application and is also planned to include a marketplace to empower unbanked and underbanked consumers with more financial freedom. Preferred Dynamix's proprietary digital platform leverages new decisioning technology and a portfolio of new lease-to-own solutions to expand the ways that consumers and retailers transact. This platform is being integrated with that of Acima Holdings, LLC as part of our integration efforts.

  •
  Refranchised California Stores:  On July 22, 2020, we entered into an asset purchase agreement to sell all 99 Rent-A-Center Business corporate stores in the state of California to an experienced franchisee. The sale was consummated on October 5, 2020.

2020 Executive Compensation Highlights

Highlights of our 2020 executive compensation program are discussed below:

  •
  Continued High Percentage of At-Risk, Variable Performance-Based Compensation:  Targeted direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) for our Chief Executive Officer was 84.6% at-risk, performance-based for the year ended December 31, 2020. Such percentage represents the Chief Executive Officer's target annual incentive compensation and target long-term incentive compensation as a percentage of his total targeted direct compensation.

  •
  Maintained Rigorous Annual Incentive Award Targets with Increases Over Prior Year:  In establishing the 2020 annual cash incentive plan targets for each metric, the Compensation Committee considered sensitivities to the key business drivers of Adjusted EBITDA, same store sales, invoice volume and free cash flow to establish rigorous threshold, target and maximum performance levels. In addition, target levels of Adjusted EBITDA and free cash flow were increased compared to the prior year targets. The metrics of same store sales and invoice volume were not used for purposes of assessing performance in the prior year.

  •
  Retained 60% Weighting of Performance Stock Units in Long-Term Incentive Program: The Compensation Committee decided to retain the same percentage split between time-vested restricted stock units (20%), performance-based performance stock units (60%) and stock options (20%) as in 2019, thereby including substantial weighting to the Company's relative TSR performance under the long-term incentive program.

  •
  Strong Top Line and Bottom Line Financial Performance and Cash Flow Generation Resulted in 180% Bonus Plan Payouts:  As a result of our Company's strong performance in 2020 despite the challenging business environment discussed above, we achieved strong results on our 2020 bonus plan metrics and the Compensation Committee approved a 180% payout to our executives. This payout reflected an adjustment by the Compensation Committee to the invoice volume metric (which was established prior to the pandemic and was not adjusted in 2020) to reflect the adverse impact of the COVID-19 pandemic on our retail partner invoice volumes, as discussed in this CD&A.

  •
  Strong Stock Price Performance Resulted in 200% Vesting of 2018 Performance Stock Units:  Our strong relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three year period ended December 31, 2020, ranked us 2 out of 60 companies in the S&P 1500 Specialty Retail Index, or the 98th percentile, which resulted in the vesting of 200% of the performance-based restricted stock units that were granted in 2018.

  •
  Strong Stockholder Say on Pay Approval:  In June 2020, we held a stockholder advisory vote on the compensation of our named executive officers, referred to as a say on pay vote. Our stockholders approved the compensation of our named executive officers, with 97.7% of the shares of common stock present and entitled to vote at the meeting cast in favor of our proposal, which our Compensation Committee believed conveyed a general endorsement of our executive compensation program and related compensation actions.

2021 Executive Compensation Program Changes

In February 2021, the Compensation Committee conducted its annual review of the executive compensation program to ensure the program remains aligned with the Company's executive compensation philosophy and strategic objectives. In general, the Compensation Committee determined it was appropriate to retain the same overall structure in 2021 as in 2020 taking into account feedback from the Compensation Committee's independent compensation consultant, comparisons to peer group compensation programs, the strong say on pay approval from stockholders, and other factors. Although the same overall structure of 2020 is retained for 2021, the Compensation Committee approved certain adjustments to the 2020 executive compensation program:

  •
  2021 Bonus Plan:  The Preferred Lease revenue-based metric in the 2020 bonus plan (invoice volume) was replaced with Acima (formerly Preferred Lease) segment revenue. This change was implemented due to the variability of invoice volumes and impact of retail partner supply chain issues on invoice volumes and because revenue is more closely aligned with profitability. The cash flow metric in the 2021 bonus plan was removed because of the Company's strategic focus on becoming a higher growth company primarily in the retail partner business and the need to make investments for future growth as highlighted by its recent acquisition of Acima Holdings, LLC, and was replaced with an increased Adjusted EBITDA weighting. Based on these adjustments, the 2021 bonus plan design consists of: (1) Rent-A-Center Business segment same store sales (25% weighting); (2) Acima (formerly Preferred Lease) segment revenues (25% weighting); and (3) Adjusted EBITDA (50% weighting).

  •
  2021 LTIP:  The Compensation Committee replaced stock options with additional restricted stock units and performance stock units, weighted as 30% and 70%, respectively, and modified the restricted stock unit vesting to be a ratable annual vesting rather than three-year cliff vesting to ensure the long-term incentive program is appropriately balanced between performance-based awards and time-vested awards and that it remains competitive to attract and retain executive talent.

  •
  Expanded Ownership Guidelines:  The Compensation Committee also expanded the covered officers under the Company's equity ownership guidelines to include, in addition to the Chief Executive Officer (5x base salary requirement), all Executive Vice Presidents (3x base salary requirement) and Senior Vice Presidents/Vice Presidents (1x base salary requirement).

  •
  Named Executive Officer Compensation Adjustments:  As part of its annual review of the executive compensation program, the Compensation Committee made certain adjustments to the compensation amounts for individual named executive officers.

Severance Arrangements

We have executive transition agreements with our named executive officers to provide certain payments and benefits upon an involuntary termination of the named executive officer's employment or the occurrence of certain other circumstances that may affect the named executive officer. The Compensation Committee believes that such severance arrangements assist us in recruiting and retaining top-level talent. In addition, formalizing our severance practices benefits us (1) by providing us with certainty in terms of our obligations to an eligible executive in the event that our relationship with him or her is severed and (2) by virtue of the non-competition, non-solicitation and release provisions in our loyalty agreements, which inure to our benefit in the event that an eligible executive severs employment with us.

For a more detailed description of the severance arrangements which apply to our named executive officers, please see "Termination of Employment and Change-in-Control Arrangements" below.

Employee Benefits and Limited Perquisites

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the retail industry. In addition, we will pay for the cost of an executive physical examination for each named executive officer each year and we do not gross our executives up for any taxes related to the cost of perquisites. Our named executive officers were eligible in 2020 to participate in our 401(k) Retirement Savings Plan and in the Rent-A-Center, Inc. Deferred Compensation Plan. The Deferred Compensation Plan allows our executive officers to defer certain compensation to help save for their longer term financial objectives on a tax-deferred basis.

The Compensation Committee has determined it is beneficial to offer the above-described employee benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by similarly-situated public companies in the retail industry. In determining the total compensation payable to our named executive officers for a given fiscal year, the Compensation Committee will examine such employee benefits and perquisites in the context of the total compensation which our named executive officers are eligible to receive. However, because such employee benefits and perquisites which are available to our named executive officers represent a relatively small portion of their total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled or awarded.

For a description of the employee benefits and perquisites received by our named executive officers in 2020, please see "— All Other Compensation" below.

Compensation Process

The Compensation Committee typically begins the process of determining the amount and mix of total compensation to be paid to our senior executives, including our named executive officers, in December of each year and finalizes the amounts the following February. This enables the Compensation Committee to examine and consider our performance during the previous year in establishing the current year's compensation. During the Compensation Committee's annual review of the executive compensation program, the Compensation Committee primarily considers market and Peer Group data (as described below), input provided by our Human Resources department, and input of the Chief Executive Officer other than with respect to his own compensation. The Compensation Committee also considers experience, responsibilities, competencies and individual performance.

Historically, the Compensation Committee has retained annually a compensation consultant to conduct a formal evaluation of, and advise it with respect to, the compensation arrangements for our Chief Executive Officer, as well as provide guidance with respect to the compensation of our senior executives, including our other named executive officers. For the 2020 fiscal year, the Compensation Committee reviewed the executive compensation analysis conducted by Korn Ferry in December 2019, which identified the Peer Group (as defined below), pursuant to its engagement by the Compensation Committee to assist the committee with compensation decisions for the 2020 fiscal year.

The Compensation Committee considered executive compensation practices of the following similarly-situated public companies (the "Peer Group") for the purpose of evaluating our 2020 compensation arrangements for our senior executives:

2020 Peer Group

Aaron's, Inc.	Big Lots Inc.	Brinker International Inc.	Conn's
EZCorp, Inc.	FirstCash, Inc.	H&R Block, Inc.	La-Z-Boy Incorporated
Michaels Stores, Inc.	MoneyGram International, Inc.	OneMain Holdings	Sally Beauty, Inc.
Santander Consumer USA Holdings Inc.

This Peer Group was approved by the Compensation Committee in the fall of 2019 based on work performed by Korn Ferry for use in connection with compensation decisions to be made for the 2020 fiscal year. The following criteria were considered in the selection of companies for this Peer Group:

  •
  U.S.-based public companies with a similar business focus as ours, including both consumer finance and retail (particularly home furnishings, appliances and other retail organizations with which we compete for customers in a similar demographic);

  •
  Companies with annual revenue similar to us (generally 0.5 to 2.0 times our revenue, based on the most recent available financial information at the time of the analysis) and annuitized revenue streams; and

  •
  Competitors for executive talent.

In late 2020, the Compensation Committee considered the above criteria in reviewing the Peer Group to be used for 2021 benchmarking purposes, and determined to make no changes to the Peer Group.

Finally, various members of the Compensation Committee have significant professional experience in the consumer finance and retail industries, as well as with respect to the executive compensation practices of large publicly-traded companies. This experience provides a frame of reference within which to evaluate our executive compensation program relative to general economic conditions and our progress in achieving our short-term and long-term goals.

Forms of Compensation

The following forms of compensation are currently utilized by the Compensation Committee in compensating our named executive officers:

  •
  base salary, which is paid in cash;

  •
  annual incentive compensation, which is paid in cash;

  •
  long-term incentive compensation, which currently consists of restricted stock units and performance stock units;

  •
  severance arrangements; and

  •
  employee benefits, including limited perquisites, with no tax gross-ups (other than for certain relocation-related expenses).

Base Salary

The base salary for each of our named executive officers represents the guaranteed portion of their total compensation and is determined annually by the Compensation Committee. Base salaries help to achieve our goal of maintaining a competitive program that will attract and retain talent needed for our long-term success.

At the beginning of each year, the Compensation Committee considers whether adjustments should be made to the annual base salaries for our named executive officers. During the Compensation Committee's review of the then-current base salaries, the Compensation Committee primarily considers market data, including from the Peer Group, input provided by our Senior Vice President — Human Resources, input of the Chief Executive Officer (other than with respect to his own base salary), individual performance, our financial performance, the experience, responsibilities and competencies of the named executive officer, and each named executive officer's compensation in relation to our other executive officers.

In early 2020, based on the consideration of these factors, the Compensation Committee maintained the base salary of our Chief Executive Officer and increased the base salary for 2020 for each of our other then-existing named executive officers at a modest rate consistent with the salary increases for our other senior executive management. Mr. Hogg joined the Company in June 2020 and his base salary was established by the Committee in connection with his hiring. The following table sets forth the annual base salaries of the named executive officers for 2020 and, to the extent applicable, provides a comparison to each of the previous two years:

Name	2018 Base Salary	2019 Base Salary	2020 Base Salary

Mitchell Fadel(1)	$800,000	$1,000,000	$1,000,000
Maureen Short(2)	$362,000	$416,300	$441,278
Ann Davids(3)	$330,000	$339,900	$350,097
Jason Hogg(4)	—	—	$600,000
Catherine Skula(5)	$325,338	$335,098	$350,000
(1)
Mr. Fadel was named Chief Executive Officer effective as of January 2, 2018.

(2)
Ms. Short was named Chief Financial Officer effective as of December 19, 2018.

(3)
Ms. Davids was named Executive Vice President — Chief Marketing and Customer Officer effective as of February 21, 2018.

(4)
Mr. Hogg was named Executive Vice President — Preferred Lease (which role has been retitled to Executive Vice President — Acima) effective as of June 22, 2020.

(5)
Ms. Skula was named Executive Vice President — Franchising effective as of January 2, 2018, and Executive Vice President — Chief Development Officer effective as of November 23, 2020.

Annual Cash Incentive Compensation

The Compensation Committee maintains an annual incentive compensation program for our executive officers that provides for awards in the form of a cash bonus. These cash bonuses provide our named executive officers with short-term financial rewards based upon achievement of specified short-term objectives, which the Compensation Committee believes will ultimately increase the value of our Company by aligning our executive compensation with the achievement of annual performance objectives, as well as help us attract and retain our named executive officers by providing attractive compensation opportunities.

Under our annual cash incentive program, target cash bonus eligibility is established at a pre-determined percentage of the named executive officer's base salary, with such percentage amount set in accordance with the named executive officer's position and responsibilities with us. The ultimate payouts pursuant to our annual cash incentive program for prior year performance are typically approved by the Compensation Committee in February at the same time that all compensation (including base salaries, target annual cash incentive compensation, and target long-term incentive compensation) for our named executive officers for the current year is reviewed and approved. This timing enables the Compensation Committee to evaluate the named executive officer's performance during the prior performance year, as well as determine performance targets for the new fiscal year in light of the previous year's performance. Payouts under the plan may range from 0% to 200% of target compensation.

The annual cash incentive program for 2020 included four financial performance metrics focused on annual top line revenue performance, profitability and cash flow generation:

  •
  Rent-A-Center Business Same Store Sales — The Compensation Committee determined to include a consolidated same store sales target in the 2020 annual cash incentive plan in lieu of the corporate revenue target used for the 2019 annual cash incentive program. This reflects the Compensation Committee's belief that a portion of the cash bonus opportunity should be based on our revenue growth, but takes into account potential impacts to the Company's revenues for 2020 in light of the Company's refranchising strategy, such as our 2020 California refranchising transaction.

  •
  Preferred Lease (now known as Acima) Invoice Volumes — Because of the different business model for our Preferred Lease retail partner business, the Compensation Committee determined that invoice volume growth was an appropriate metric for top line performance of this business segment. Invoice volumes represent the amount of purchases that Preferred Lease makes from retail partners of merchandise, which Preferred Lease then leases to its customers. Invoice volumes are considered to be a leading indicator to future revenues.

  •
  Adjusted EBITDA — The Compensation Committee included an Adjusted EBITDA target in the annual cash incentive program because it believes Adjusted EBITDA generally represents an accurate indicator of our core financial performance and profitability over a one-year period of time, while excluding the impact of items such as interest and depreciation which can vary significantly and other adjustments that are not considered to reflect the performance of our core business operations.

  •
  Free Cash Flow — The Compensation Committee determined to include Free Cash Flow as one of the financial performance metrics comprising the annual cash incentive program to continue focusing management on this element of our strategy, which allows us to not only invest in our future growth but also return capital to stockholders as part of our capital allocation strategy. Free Cash Flow is defined as cash flows from operating activities less capital expenditures.

The financial performance targets for the 2020 annual cash incentive program were established in February 2020 following a review of our financial projections developed pursuant to our strategic plan and objectives for 2020. In setting the performance targets under the 2020 annual cash incentive program, the Compensation Committee considered the level of actual achievement of the targets for the 2019 annual cash incentive program, the level of the Company's anticipated investment in its strategic initiatives for 2020, sensitivities for the key business drivers that may impact achievement of the targets and the Compensation Committee's goal to ensure a rigorous target-setting process. Based upon that review, the Compensation Committee established the following threshold, target and maximum payout achievement levels for each metric in the 2020 annual cash incentive program:

Metric	Performance Levels

Rent-A-Center Business same store sales	Threshold — Less than 0.0% growth Target — 1.35% to 1.65% growth Maximum — Greater than or equal to 3.0% growth

Preferred Lease (now known as Acima) invoice volume	Threshold — Less than $623.07 million Target — $685.38 to $699.23 million Maximum — Greater than or equal to $761.53 million

Adjusted EBITDA	Threshold — Less than $249.50 million Target — $274.45 to $277.22 million Maximum — Greater than or equal to $304.94 million

Free Cash Flow	Threshold — Less than $95.99 million Target — $117.59 million to $122.38 million Maximum — Greater than or equal to $143.97 million

Despite the impacts and uncertainties associated with the COVID-19 pandemic, the Compensation Committee did not adjust any of the 2020 bonus targets during 2020 and instead elected to assess bonus target performance as part of its determination of achievement levels in early 2021.

In February 2021, the Compensation Committee determined the level of achievement against the 2020 bonus plan targets:

Metric	Weighting (% of total bonus opportunity)	2020 Performance	Percent of 2020 Target Achieved	Payout for 2020 (% of Target)

Rent-A-Center Business segment same store sales	25%	9.0%	598.4%	200%

Acima segment invoice volume (formerly known as the Preferred Lease segment)	25%	$707 million (1)	102.1% (1)	120%

Adjusted EBITDA (2) (3)	40%	$344 million	124.1%	200%

Free Cash Flow (2) (3)	10%	$202 million	168.3%	200%

(1)
Represents an adjustment to the invoice volume achievement calculation made by the Compensation Committee based on a detailed review of the estimated lost volumes due to the COVID-19 pandemic. The COVID-19 pandemic had an adverse impact on invoice volumes for our retail partner business due to our retail partners' supply chain disruptions and their substantial store closures for portions of 2020. This impact was beyond the control of our management team. As a result and because the bonus targets, including invoice volumes, were all established prior to the pandemic and were not subsequently adjusted during 2020, the Compensation Committee determined it was appropriate to adjust the achievement of the invoice volume metric from 91.3% to 102.1% to offset the estimated adverse impacts described above. This resulted in an overall 180% payout on the 2020 bonus plan, compared to 155% in the absence of the invoice volume adjustment.

(2)
Adjusted EBITDA is a non-GAAP financial measure calculated as net earnings before interest, taxes, depreciation and amortization, as adjusted for certain gains and charges we view as extraordinary, unusual or non-recurring in nature and which we believe do not reflect our core business activities. Free Cash Flow is a non-GAAP financial measure calculated as cash flows from operating activities less capital expenditures.

(3)
In reviewing our actual 2020 performance relative to the performance targets, the Compensation Committee determined that it would be appropriate, consistent with past practices, to adjust Adjusted EBITDA to exclude the impact of the bonus payout itself. No other adjustments were made to Adjusted EBITDA, and no adjustments were made to Free Cash Flow.

As a result, each executive officer in the 2020 annual cash incentive program received an amount equal to 180% of such person's target bonus amount. The actual amounts awarded to our named executive officers for their annual cash incentive bonus for 2020 performance are included under the column "Non-Equity Incentive Plan Compensation" in the table appearing in the section "Compensation Tables — Summary Compensation Table" below in this proxy statement.

Long-Term Incentive Compensation

Our equity incentive plans are administered by the Compensation Committee and are designed to enable the Compensation Committee to provide incentive compensation to our employees in the form of stock options, restricted stock and stock unit awards, other equity awards, and performance-based equity awards. The Compensation Committee believes that awarding our named executive officers non-cash, long-term equity incentive compensation, primarily in the form of long-term incentive awards which may increase or decrease in value depending on the satisfaction by us of pre-determined performance measures and/or an increase or decrease in the value of our common stock, more effectively aligns their interests with those of our stockholders. The Compensation Committee also believes that such awards will provide our named executive officers with an incentive to remain in their positions with us, since the determination as to whether a particular measure for our performance and/or an increase in the value of our common stock has been satisfied is typically made over an extended period of time.

Recent long-term incentive awards are made to our named executive officers pursuant to the 2016 Plan. Under the terms of the 2016 Plan, awards may be granted at times and upon vesting and other conditions as determined by the Compensation Committee, and may be made in the form of stock options, restricted stock and stock unit awards, other equity awards, and performance-based equity awards.

  •
  Stock Options — Stock option awards under our equity incentive plans are granted at the fair market value per share of our common stock on the date the option is granted as determined by reference to the closing price for shares of our common stock on the Nasdaq Global Select Market on the last market trading day prior to the date the option is granted. The options granted to our named executive officers typically vest ratably over a four-year period, commencing one year from the date of grant, and expire after 10 years. Starting in 2021, the Compensation Committee eliminated stock options from the long-term incentive plan mix as discussed in this CD&A.

  •
  Restricted Stock Units and Performance Stock Units — The restricted stock units granted by our Compensation Committee vest either after a set period of time or upon the achievement of specified goals for our performance over a period of time. Awards of restricted stock units with time-based vesting provide our named executive officers with a minimum level of value while also providing an additional incentive for such individuals to remain in their positions with us. Awards of restricted stock units with performance-based vesting provide an additional incentive for our named executive officers to remain in their positions with us in order to realize the benefit of such award and also focus them on a performance parameter which the Compensation Committee considers beneficial to increasing the long-term value of our Company.

The Compensation Committee determines the timing of the annual grants of equity awards to our named executive officers as well as the terms and restrictions applicable to such grants. The Compensation Committee approves generally in February of each year the annual grant to our executive officers in conjunction with its review and determination of each executive officer's compensation for the current year. Grants may also be made in connection with commencement of employment, promotions, or achieving certain tenure at Rent-A-Center.

In February 2020, the Compensation Committee approved the target award percentages for 2020 for each of our named executive officers. The following table highlights the named executive officers' target 2020 equity award values as a percentage of each executive's base salary and provides a comparison to the previous two years:

2020 Named Executive Officer
LTIP Target Award Percentages
(% of base salary, rounded to the nearest 1%)

Name	2018	2019	2020

Mitchell Fadel	250%	350%	415%
Maureen Short	75%	130%	130%
Ann Davids	85%	85%	85%
Jason Hogg	—	—	—(1)
Catherine Skula	85%	85%	85%(2)

(1)
Mr. Hogg joined the Company in June 2020, several months after the Company's annual equity awards to executives. Mr. Hogg's 2020 LTIP award was made in connection with his hiring and took into account, among other considerations, the fact that Mr. Hogg would be forfeiting equity from a previous employer. Accordingly, his initial award in 2020 was not established as a specific percentage of his base salary.

(2)
Ms. Skula's LTIP Target Award Percentage was increased from 85% to 90% of base salary in November 2020 in connection with her promotion to Executive Vice President — Chief Development Officer.

Consistent with prior years, the long-term incentive compensation awards for 2020 were comprised of three vehicles, with greater emphasis on the portion of the long-term incentive award which is contingent on relative stock price performance:

2020 LTIP Award Types

Award Type	Weighting

Performance Stock Units	60%

Restricted Stock Units	20%

Stock Options	20%

The Compensation Committee has adopted a relative TSR metric over a three-year measurement period as the vesting condition for grants of performance stock units under our long-term incentive compensation program. The Compensation Committee made this decision in order to tie the performance of our common stock to executive compensation and because the Compensation Committee believes that a relative measure is a more appropriate basis for measuring long-term performance than an absolute measure. The Compensation Committee also took into consideration the fact that our annual cash incentive program includes an annual Adjusted EBITDA metric. The Compensation Committee selected a three-year period over which to measure relative TSR based upon the time-period utilized with respect to awards made by similarly-situated public companies in the retail industry, as well as upon its belief that a three-year measurement period was appropriate to place an emphasis on our relative TSR over an extended period of time, as opposed to the single year measure which is utilized in our annual cash incentive program.

The Compensation Committee selected the S&P 1500 Specialty Retail Index as the comparison group for measuring our relative TSR over the applicable measurement period. The Compensation Committee selected this comparison group because it includes many of the Company's peers, represents the overall retail environment, and, in the determination of the Compensation Committee, was comprised of the companies most similar, in terms of operations and scope of operations, to the Company. The Compensation Committee adopted the following payout ranges applicable to the 2020 awards of performance-based restricted stock units:

Payout Chart

RCII's TSR Percentile Rank in the S&P 1500 Specialty Retail Index		RCII's TSR Actual Rank in the S&P 500 Specialty Retail Index

>	≤	Low	High	Payout

90%	100%	1	7	200%
80%	90%	8	13	175%
70%	80%	14	19	150%
60%	70%	20	25	125%
50%	60%	26	31	100%
40%	50%	32	37	75%
30%	40%	38	43	50%
25%	30%	44	46	25%
0%	25%	47	61	0%

See the columns "Stock Awards" and "Option Awards" in the table appearing in the section "Compensation Tables — Summary Compensation Table" and the column "Estimated Future Payouts Under Equity Incentive Plan Awards" in the table appearing in the section "Compensation Tables — Grants of Plan-Based Awards" below in this proxy statement for threshold, target, and maximum amounts payable to our named executive officers under the 2020 long-term incentive performance-based awards.

In February 2021, the Compensation Committee determined the level of achievement of the minimum TSR condition with respect to the performance-based awards made in 2018, with a three-year measurement period. The Compensation Committee reviewed the Company's relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the period January 1, 2018 through December 31, 2020, and determined that our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2020, ranked us 2 out of 60 companies in the S&P 1500 Specialty Retail Index, or the 98th percentile, which resulted in the vesting of 200% of the performance-based restricted stock units that were granted in 2018.

Say on Pay Results

In June 2020, we held a stockholder advisory vote on the compensation of our named executive officers, referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with 97.7% of the shares of common stock present and entitled to vote at the meeting cast in favor of our proposal. As noted above, our Compensation Committee believed this strong support expressed by our stockholders indicated a general endorsement of our compensation philosophy and pay-for-performance culture. Accordingly, the compensation decisions and changes implemented during the 2020 fiscal year were made keeping in mind this support. As a result, our Compensation Committee kept most facets of the executive compensation program consistent, with an emphasis on short- and long-term incentive compensation that rewards our executives for value creation for our stockholders.

Termination of Employment and Change-in-Control Arrangements

Arrangements with Named Executive Officers Other Than Mr. Fadel

We have entered into executive transition agreements with each of our named executive officers other than Mr. Fadel. Each executive transition agreement has similar terms and is intended to provide certain payments and benefits upon an involuntary termination of the named executive officer's employment or the occurrence of certain other circumstances that may affect the named executive officer.

Termination Not in Conjunction with a Change in Control

If the named executive officer's employment is terminated without "cause" or, with respect to Mr. Hogg, for "good reason," the named executive officer will be entitled to receive:

  •
  unpaid but earned base salary through the date of such termination;

  •
  unless such termination occurs prior to April 1, a pro rata bonus calculated based upon (i) with respect to Mr. Hogg, the annual bonus earned by such named executive officer for the calendar year preceding the year of such termination, or (ii) with respect to Ms. Davids, Ms. Short and Ms. Skula, the annual bonus such named executive officer would have earned for the calendar year of termination, as determined in the Company's sole discretion and paid in a lump sum in cash in the normal course upon the Company's completion of annual bonus calculations (such amount, the "Pro Rata Bonus");

  •
  for (i) Ms. Davids and Ms. Short, 1.0x, and (ii) Mr. Hogg and Ms. Skula, 1.5x, of the named executive officer's highest annual rate of salary during the 24 months preceding such termination, payable in equal monthly or more frequent installments by no later than the second December 31 following the calendar year of such termination;

  •
  for Ms. Short and Ms. Skula, 1.0x and 1.5x, respectively, of the named executive officer's average annual bonus for the two calendar years preceding such termination; and

  •
  continued health insurance coverage for the named executive officer and the named executive officer's spouse and covered dependents for up to (i) 12 months, for Ms. Davids and Ms. Short, or (ii) 18 months, for Mr. Hogg and Ms. Skula.

If the named executive officer's employment is terminated due to disability or death, the named executive officer will be entitled to receive:

  •
  unpaid but earned base salary through the date of termination;

  •
  the Pro Rata Bonus applicable to such named executive officer; and

  •
  continued health insurance coverage for the named executive officer and the named executive officer's spouse and covered dependents for up to 12 months.

If the named executive officer's employment is terminated for "cause" or if the named executive officer terminates his or her employment for any reason other than disability or death or, with respect to Mr. Hogg, without "good reason," the named executive officer will be entitled to receive his or her unpaid but earned base salary through the date of termination (reduced by amounts owed by the named executive officer to us or our affiliates).

Termination in Conjunction With a Change In Control

If the named executive officer's employment is terminated within 24 months following a change in control of us without "cause" or by the named executive officer for "good reason," the named executive officer will be entitled to receive the same severance payments and benefits as described above (not in connection with a change in control) with respect to a termination without "cause," except that the named executive officer will be entitled to receive:

  •
  for (i) Ms. Davids and Ms. Short, 1.5x (instead of 1.0x), and (ii) for Mr. Hogg and Ms. Skula, 2.0x (instead of 1.5x), of the named executive officer's highest annual rate of salary during the 24 months preceding such termination, payable in a lump sum in cash within 10 business days following the later of such termination or the change in control;

  •
  for Ms. Short and Ms. Skula, 1.5x (instead of 1.0x) and 2.0x (instead of 1.5x), respectively, of the named executive officer's average annual bonus for the two calendar years preceding such termination, payable in a lump sum in cash within 10 business days following the later of such termination or the change in control; and

  •
  continued health insurance coverage for the named executive officer and the named executive officer's spouse and covered dependents for an extended period of up to (i) 18 months (instead of 12 months) for Ms. Davids and Ms. Short and (ii) 24 months (rather than 18 months) for Mr. Hogg and Ms. Skula.

If the named executive officer's employment is terminated in connection with a change in control due to disability or death, or for "cause" or without "good reason," the named executive officer will be entitled to receive the same severance payments and benefits as described above (not in connection with a change in control) with respect to a termination due to disability or death or for "cause," respectively. If payments would subject the named executive officer to excise tax under section 4999 of the Code, or the Company would be denied a deduction under Section 280G of the Code, then the amounts otherwise payable to the named executive officer will be reduced by the minimum amount necessary to ensure the named executive officer will not be subject to such excise tax and the Company will not be denied any such deduction.

Under each of the executive transition agreements, a "change in control" would generally occur upon any of the following:

  •
  any person becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities;

  •
  a consolidation, merger or reorganization of us, unless (i) our stockholders immediately prior to such transaction own at least a majority of the voting power of the outstanding voting securities of the resulting entity, (ii) the members of our Board immediately prior to the execution of the agreement providing for such a transaction constitute a majority of the board of directors of the surviving corporation or of its majority stockholder, and (iii) no person beneficially owns more than 40% of the combined voting power of the then outstanding voting securities of the surviving corporation other than a person who is (a) us or a subsidiary of us, (b) an employee benefit plan maintained by us, the surviving corporation or any subsidiary, or (c) the beneficial owner of 40% or more of the combined voting power of our outstanding voting securities immediately prior to such transaction;

  •
  individuals who constitute our entire Board (the "Incumbent Board") cease to constitute a majority of our Board, provided that anyone who becomes a director and whose appointment or nomination for election was approved by at least two-thirds of our directors at the time shall be considered as though such individual were a member of the Incumbent Board; or

  •
  a complete liquidation or dissolution of us, or a sale or other disposition of all or substantially all of our assets (other than to an entity described in the second bullet point above).

Loyalty and Confidentiality Agreements executed in connection with our executive transition agreements provide non-competition, non-solicitation and release provisions for the benefit of the Company that remain in effect during the period of employment and an additional period of two years thereafter.

Arrangements with Mr. Fadel

Pursuant to Mr. Fadel's employment agreement, if we terminate Mr. Fadel's employment due to his disability or death, Mr. Fadel will be entitled to receive:

  •
  unpaid but earned base salary through the date of termination;

  •
  a pro rata bonus calculated based upon Mr. Fadel's bonus amount from the previous year; and

  •
  continued health insurance coverage for Mr. Fadel and Mr. Fadel's spouse and covered dependents for up to 24 months.

If we terminate Mr. Fadel's employment for "cause," or if Mr. Fadel terminates his employment with us for any reason other than death, disability or for "good reason," Mr. Fadel will be entitled to receive his unpaid but earned base salary through the date of termination (reduced by amounts owed by Mr. Fadel to us or our affiliates).

If Mr. Fadel's employment is terminated by us without "cause" (as defined in the employment agreement) or by Mr. Fadel for "good reason," Mr. Fadel will be entitled to receive:

  •
  unpaid but earned base salary through the date of termination;

  •
  a pro rata bonus calculated based upon Mr. Fadel's bonus amount from the previous year;

  •
  two times the sum of Mr. Fadel's (x) highest annual rate of salary during the previous 24 months and (y) his target cash bonus amount for the calendar year in which the termination occurs, payable in equal monthly installments over a period of 24 months; and

  •
  continued health insurance coverage for Mr. Fadel and Mr. Fadel's spouse and covered dependents for up to 24 months.

If we terminate Mr. Fadel's employment without "cause" or if Mr. Fadel terminates his employment for "good reason," within the period beginning six months prior to a change in control or, if such change in control results in a person beneficially owning 40% or more of the voting power of the Company or is pursuant to a consolidation, merger or reorganization (subject to certain exceptions), beginning on the date of the definitive agreement pursuant to which the change in control is consummated and ending on the first anniversary of the date of the change in control, then Mr. Fadel will be entitled to receive in a lump sum the same aggregate severance payments and benefits as described above for a termination not in connection with a change in control. The Compensation Committee or the Board may condition the payment of severance or benefits on the execution and delivery by Mr. Fadel of a general release in favor of us, our affiliates and our officers, directors, and employees, provided that no such release will be required for the payment to Mr. Fadel of accrued compensation. If payments would subject Mr. Fadel to excise tax under section 4999 of the Code, or the Company would be denied a deduction under Section 280G of the Code, then the amounts otherwise payable to Mr. Fadel will be reduced by the minimum amount necessary to ensure Mr. Fadel will not be subject to such excise tax and the Company will not be denied any such deduction.

Mr. Fadel is also subject to a Loyalty and Confidentiality Agreement which provides non-competition, non-solicitation and release provisions for the benefit of the Company that remain in effect during the period of employment and an additional period of two years thereafter.

Arrangements With Respect to Long-Term Incentive Plans

Pursuant to stock option agreements under the 2016 Plan and certain prior long-term incentive plans, if the individual's employment with us is terminated because of death or disability, any options that are vested and exercisable on the date of termination will remain exercisable for 12 months thereafter, but not beyond the term of the agreement. If the individual's employment is terminated by us for "cause," then the options (whether or not then vested and exercisable) will immediately terminate and cease to be exercisable. If the individual's employment with us is terminated for any other reason, any options that are vested and exercisable as of the date of termination will remain exercisable for three months thereafter, but not beyond the term of the agreement.

Pursuant to the 2016 Plan and certain prior long-term incentive plans, each holder of an option to purchase shares of our common stock may exercise such option immediately prior to an "exchange transaction," regardless of whether currently vested, and any outstanding options not exercised before the exchange transaction shall terminate. However, if, as part of an exchange transaction, our stockholders receive capital stock of another corporation in exchange for our common stock, and if our Board so directs, then all outstanding options shall be converted into options to purchase shares of such stock, with the amount and price to be determined by adjusting the amount and price of the options granted under the 2016 Plan and certain prior long-term incentive plans, as applicable, on the same basis as the determination of the number of shares of exchange stock the holders of our outstanding common stock are entitled to receive in the exchange transaction. In addition, unless our Board determines otherwise, the vesting conditions with respect to the converted options shall be substantially the same as those set forth in the original option agreement. The Board may accelerate the vesting of stock awards and other awards, provide for cash settlement of and/or make such other adjustments to any outstanding award as it deems appropriate in the context of an exchange transaction.

Under the 2016 Plan and certain prior long-term incentive plans, the term "exchange transaction" means a merger (other than in which the holders of our common stock immediately prior thereto have the same proportionate ownership of common stock in the surviving corporation immediately thereafter), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a reincorporation or the creation of a holding company), liquidation of us or any other similar transaction or event so designated by our Board, as a result of which our stockholders receive cash, stock or other property in exchange for or in connection with their shares of our common stock.

Pursuant to stock compensation agreements under the 2016 Plan and certain prior long-term incentive plans, if the individual's employment with us is terminated because of death or disability, or there is a change in ownership of us, then any unvested restricted stock units will vest on the date of such termination of employment or immediately prior to the consummation of the change in ownership of us, as the case may be. However, any unvested restricted stock units do not vest by reason of a change in ownership unless the individual remains continuously employed by us until such change in ownership is complete or the individual's employment is sooner terminated by us in connection with such change in ownership. In addition, upon the termination of the individual's employment or other service with us for any reason other than disability or death, any unvested restricted stock units will thereupon terminate and be canceled.

Under each of the stock compensation agreements, the term "change in ownership" is defined as any transaction or series of transactions as a result of which any one person or group of persons acquires (i) ownership of our common stock that, together with the common stock previously held by such person, constitutes more than 50% of the total fair market value or total voting power of such stock, or (ii) ownership of our assets having a total gross fair market value at least equal to 80% of the total gross fair market value of all of the assets immediately prior to such transaction or series of transactions.

Policies and Risk Mitigation

Compensation-Related Risk

The Compensation Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take unnecessary and excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on us. The Compensation Committee considered the following factors in making that determination:

  •
  The allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives and between fixed and performance-based compensation.

  •
  The performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.

  •
  Inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of our stockholders.

  •
  Our annual cash incentive program and the awards of restricted stock with performance-based vesting contain provisions with respect to our achievement of the applicable performance target such that each participant may receive (1) an additional payout pursuant to such award in the event that we exceed the applicable performance target, and (2) a portion of the target payout pursuant to such award in the event that we approach, yet fail to achieve, the target level of financial performance.

  •
  The various governance policies we have adopted to align the interests of our top management with those of our stockholders and to motivate sustainable growth, including stock ownership guidelines, hedging and pledging restrictions and our Clawback Policy, as described below.

  •
  We maintain a values-driven, ethics-based culture supported by a strong tone at the top.

Stock Ownership Guidelines

We believe that our Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents should have a meaningful financial stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, in December 2020, the Board adopted new equity ownership guidelines to define our expectations for our Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents, which replaced our prior equity ownership guidelines. Under these new guidelines, our Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents are expected to own shares of our common stock having a value equal to a designated multiple of his or her annual base salary within five years of the later of (1) December 1, 2020 and (2) the date on which he or she was appointed to his or her position.

Position	Ownership Requirement

Chief Executive Officer	5 times annual base salary

Executive Vice President	3 times annual base salary

Senior Vice President or Vice President	1 times annual base salary

Shares of our common stock that count toward meeting the foregoing equity ownership requirements include:

  •
  shares of our common stock directly or indirectly beneficially owned outright, including as a result of fully vested awards from previous grants to the executive by the Company;

  •
  shares of our common stock held through any Company benefit plan, including the Company's 401(k) plan, Non-Qualified Deferred Compensation Plan or any employee stock purchase plan; and

  •
  unvested time-based restricted stock awards or restricted stock units granted to the executive by the Company.

Neither (i) performance-based stock awards or performance stock units, nor (ii) unexercised stock options (whether vested or unvested) count toward meeting the equity ownership requirements.

As of December 31, 2020, based on the closing price of our common stock on the Nasdaq Global Select Market of $38.29 per share as of such date, each of Ms. Short and Ms. Skula satisfied the new equity ownership guidelines. Each of our named executive officers is required to comply with the ownership guidelines no later than December 1, 2025.

Hedging and Pledging Restrictions

Our insider trading policy prohibits our directors, officers and employees, and members of their households, certain of their family members and certain other natural or legal persons or entities whose (i) management responsibilities are discharged by, (ii) are directly or indirectly controlled by or (iii) whose economic interests are substantially equivalent to those of any of the foregoing persons, from engaging in hedging, monetization or options transactions related to our securities or transactions involving any derivative security of the Company or other financial instruments that provide the economic equivalent of ownership of our common stock or an opportunity, whether direct or indirect, to profit from any change in the value of our common stock, such as prepaid variable forward contracts, puts, calls, equity swaps, credit default swaps and collars.

In addition, our insider trading policy prohibits (i) short sales of any securities of the Company, including through any "sale against the box" (sales with delayed delivery) and (ii) the holding of securities of the Company in a margin account or pledging securities of the Company as collateral for a loan, in each case unless they are treated as non-marginable by the brokerage firm.

Clawback Policy

Our Board has adopted a compensation recovery ("clawback") policy which provides that, in the event of a restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the U.S. federal securities laws (other than restatements of financial results that are the direct result of changes in accounting standards) (a "clawback event"), we may seek recoupment, repayment and/or forfeiture of all or any portion of any annual or long-term cash, equity or equity-based incentive or bonus compensation outstanding and unpaid or paid and received during the three-year period preceding the date of the clawback event.

CEO Pay Ratio

Below sets forth our reasonable estimate, calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K, of the ratio of the annual total compensation for fiscal year 2020 of our current Chief Executive Officer to that of the median of the annual total compensation for all of our other employees (the "CEO Pay Ratio"). Please note that due to the flexibility in estimates, assumptions and adjustments permitted by the SEC in calculating such ratio, the CEO Pay Ratio may not be comparable to those presented by other companies, even other companies operating in the same industries as Rent-A-Center.

We identified our median employee using our employee population (excluding our Chief Executive Officer) as of December 31, 2020, which consisted of approximately 13,648 full-time, part-time, seasonal and temporary workers, of which approximately 12,369 (90.6%) were located in the United States and approximately 1,279 (9.4%) were located in Mexico. As of December 31, 2020, approximately 50 (0.4%) employees were employed on a part-time basis and approximately 1,750 (12.9%) were paid on an hourly (rather than salaried) basis. In order to attract and retain employees, we pay what we believe to be competitive rates in each market where we operate.

We selected the median employee first by using a consistently applied compensation measure of annual base pay, which reflects (i) for salaried employees, base salary, and (ii) for hourly employees, annualized base hourly compensation assuming that full-time and part-time workers work 2,080 and 1,040 hours per year, respectively, which calculation excluded any wages in respect of guaranteed overtime. After narrowing the population of potential median employees to normalize for potential drivers of pay differential (e.g., based on factors such as bonus eligibility and active status of employment), our median employee was randomly selected from a pool of 83 individuals. The annual base pay of our employees located in Mexico was converted to U.S. dollars using an exchange rate of 19.913 Mexican pesos to $1.00 U.S. dollar, reflecting the exchange rate reported by the U.S. Department of the Treasury as of December 31, 2020. We did not make any cost of living adjustments to annual base pay in identifying our median employee.

Our median employee identified using the assumptions and methodologies described above was located in Florida and served in an hourly position as a Customer Account Representative. Our median employee was furloughed for a period of approximately 1.5 months during fiscal year 2020 in connection with our response measures related to the COVID-19 pandemic and temporary and partial operational closures throughout the U.S. and Mexico.

The 2020 annual total compensation of our median employee, calculated using the same methodology used to calculate the same metric for our named executive officers in the Summary Compensation Table in this proxy statement, was $33,055. Comparing this to our Chief Executive Officer's 2020 annual total compensation of $9,217,950, we estimate that the CEO Pay Ratio was approximately 279:1. For informational purposes only (and not as a substitute for the foregoing ratio), the estimated 2020 annual total compensation of our median employee would have been approximately $37,444 on an annualized basis had such employee not been furloughed, which would have yielded an estimated CEO Pay Ratio of approximately 246:1.

Compensation Committee Interlocks and Insider Participation

Messrs. Gade, Hetrick and Lewis each served as members of the Compensation Committee for all or a portion of 2020. Each such member is independent and no member of the Compensation Committee (1) has ever been employed by us, as an officer or otherwise, or (2) has or had any relationships requiring disclosure in this proxy statement pursuant to Item 404(a) of Regulation S-K.

In addition, during 2020, none of our executive officers served as a member of the compensation or similar committee or as a member of the board of directors of any other entity having an executive officer that also served on the Compensation Committee or Board of Rent-A-Center.

Section 162(m)

Section 162(m) of the Internal Revenue Code (the "Code") generally prohibits a federal income tax deduction to public companies for compensation over $1,000,000 paid to a "covered employee." A "covered employee" includes (a) the Chief Executive Officer, (b) the Chief Financial Officer, (c) the three other most highly compensated executive officers, and (d) any individual who was a covered employee for any taxable year beginning after December 31, 2016. The Compensation Committee is not limited to paying compensation that is fully deductible and may determine it is appropriate to provide compensation that may exceed deductibility limits in order to recognize performance, meet market demands, retain key executives, and take into account other appropriate considerations.

Compensation Committee Report

The material in this Report is not "soliciting material", is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A related to the 2021 Annual Meeting of Stockholders, for filing with the SEC.

COMPENSATION COMMITTEE
Christopher Hetrick, Chairman
Michael Gade
Harold Lewis
B.C. Silver

COMPENSATION TABLES

The following compensation tables in this proxy statement have been prepared pursuant to SEC rules. Although some amounts (e.g., salary and non-equity incentive plan compensation) represent actual dollars paid to an executive, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of an executive's employment) or may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received by the executive (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables.

Summary Compensation Table

The following table summarizes the compensation earned by our named executive officers in fiscal year 2020, as well as the compensation earned by such individuals in each of fiscal year 2019 and fiscal year 2018, if serving as an executive officer during that time. Our named executive officers were not entitled to receive payments which would be characterized as "Bonus" payments for purposes of the Summary Compensation Table for 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total

Mitchell Fadel	2020	$998,077	$4,882,607	$829,998	$2,430,000	$77,268	$9,217,950
Chief Executive Officer	2019	$953,846	$5,222,035	$700,002	$1,690,000	$99,522	$8,665,405
	2018	$800,000	$2,156,237	$388,141	$1,488,000	$29,632	$4,862,010

Maureen Short	2020	$434,665	$636,749	$108,237	$476,580	$42,391	$1,698,623
Chief Financial Officer	2019	$406,902	$807,439	$201,537	$386,951	$39,805	$1,842,634
	2018	$362,000	$292,711	$52,690	$302,994	$30,444	$1,040,839

Ann Davids	2020	$347,070	$339,928	$57,782	$315,087	$36,348	$1,096,215
Executive Vice President —	2019	$337,615	$431,084	$57,781	$287,216	$33,258	$1,146,954
Chief Customer and Marketing Officer	2018	$276,692	$302,413	$54,436	$306,900	$45,551	$679,092

Jason Hogg(4)	2020	$311,538	$3,499,998	—	$1,080,000	$297,931	$5,189,467
Executive Vice President — Acima

Catherine Skula	2020	$335,887	$335,119	$56,965	$306,376	$36,673	$1,071,019
Executive Vice President —	2019	$332,846	$424,979	$56,969	$283,158	$36,379	$1,134,331
Chief Development Officer	2018	$325,338	$298,139	$91,669	$302,564	$40,547	$1,058,257
(1)
The amounts reflected in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for each award of stock option, restricted stock unit and performance stock unit awards in 2020, 2019 and 2018 to the applicable named executive officer. Assumptions used in the calculation of these amounts are included in Note O to our audited financial statements for our fiscal year ended December 31, 2020, included in our 2020 Form 10-K and our Annual Reports on Form 10-K for prior years.

For performance stock unit awards granted in February 2020, the maximum performance shares payable, and corresponding maximum aggregate value based on the grant date fair value of such awards, are (i) 268,030 shares and $8,105,227 for Mr. Fadel, (ii) 34,954 shares and $1,057,009 for Ms. Short, (iii) 18,660 shares and $564,278 for Ms. Davids, (iv) 262,960 shares and $6,999,995 for Mr. Hogg and (v) 18,396 shares and $556,295 for Ms. Skula.

(2)
Represents the cash awards which were payable under our annual cash incentive program with respect to services for the year indicated.

(3)
For 2020, represents the compensation as described in the "All Other Compensation" table below.

(4)
Mr. Hogg joined the Company and was named Executive Vice President — Preferred Lease (which role has been retitled to Executive Vice President — Acima) effective as of June 22, 2020, several months after the Company's annual equity awards to executives. Mr. Hogg's 2020 LTIP award and short-term incentive award were made in connection with his hiring and took into account, among other considerations, the fact that Mr. Hogg would be forfeiting equity from a previous employer.

All Other Compensation

The following table provides information regarding each component of compensation for 2020 included in the All Other Compensation column in the Summary Compensation Table above.

Name	Company Matching Contributions(1)	Value of Insurance Premiums(2)	Relocation(3)	Other(4)	Total

Mitchell Fadel	$38,904	$30,836	—	$7,528	$77,268
Maureen Short	$24,423	$13,845	—	$4,123	$42,391
Ann Davids	$17,533	$15,698	—	$3,117	$36,348
Jason Hogg	$346	$3,489	$293,723	$372	$297,931
Catherine Skula	$13,827	$17,832	—	$5,014	$36,673
(1)
Represents contributions or other allocations made by us to our 401(k) Retirement Savings Plan and/or Deferred Compensation Plan.

(2)
Represents premiums paid by the Company for medical, long-term disability and life insurance.

(3)
Represents reimbursements of relocation-related expenses, which may include the costs of housing, furniture, travel and similar expenses, gross of related taxes of $71,892.

(4)
Represents fees paid by us for an annual executive physical examination and employee assistance program premiums.

Grants of Plan-Based Awards

The table below sets forth information about plan-based awards granted to the named executive officers during 2020 under the 2020 annual cash incentive program and the 2016 Plan.

	Grant	Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock and Option

Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options(4)	Awards(5)	Date	Awards

Mitchell Fadel
Short-Term Incentive	—	3/4/20	—	$1,350,000	$2,700,000	—	—	—	—	—	—	—	—
Restricted Stock Units	2/26/20	2/13/20	—	—	—	—	—	—	33,508	—	—	$23.50	$829,993
Performance Stock Units	2/26/20	2/13/20	—	—	—	—	134,015	268,030	—	—	—	$23.50	$4,052,614
Stock Options	2/26/20	2/13/20	—	—	—	—	—	—	—	120,991	$24.77	$23.50	$829,998

Maureen Short						—
Short-Term Incentive	—	3/4/20	—	$264,767	$529,533	—	—	—	—	—	—	—	—
Restricted Stock Units	2/26/20	2/13/20	—	—	—	—	—	—	4,370	—	—	$23.50	$108,245
Performance Stock Units	2/26/20	2/13/20	—	—	—	—	17,477	34,954	—	—	—	$23.50	$528,504
Stock Options	2/26/20	2/13/20	—	—	—	—	—	—	—	15,778	$24.77	$23.50	$108,237

Ann Davids						—
Short-Term Incentive	—	3/4/20	—	$175,049	$350,097	—	—	—	—	—	—	—	—
Restricted Stock Units	2/26/20	2/13/20	—	—	—	—	—	—	2,333	—	—	$23.50	$57,788
Performance Stock Units	2/26/20	2/13/20	—	—	—	—	9,330	18,660	—	—	—	$23.50	$282,139
Stock Options	2/26/20	2/13/20	—	—	—	—	—	—	—	8,423	$24.77	$23.50	$57,782

Jason Hogg						—
Short-Term Incentive(6)	—	4/20/20	—	$600,000	$1,200,000	—	—	—	—	—	—	—	—
Restricted Stock Units	—	—	—	—	—	—	—	—	—	—	—	—	—
Performance Stock Units(6)	7/1/2020	4/20/20	—	—	—	131,480	131,480	262,960	—	—	—	$26.61	$3,499,998
Stock Options	—	—	—	—	—	—	—	—	—	—	—	—	—

Catherine Skula						—
Short-Term Incentive	—	3/4/20	—	$192,500	$385,000	—	—	—	—	—	—	—	—
Restricted Stock Units	2/26/20	2/13/20	—	—	—	—	—	—	2,300	—	—	$23.50	$56,971
Performance Stock Units	2/26/20	2/13/20	—	—	—	—	9,198	18,396	—	—	—	$23.50	$278,148
Stock Options	2/26/20	2/13/20	—	—	—	—	—	—	—	8,304	$24.77	$23.50	$56,965
(1)
These columns show the potential value of the payout of the annual cash incentive bonuses for 2020 performance for each named executive officer if the threshold, target and maximum performance levels are achieved. The potential payout is performance-based and driven by company performance. The actual amount of the annual cash incentive bonuses paid for 2020 performance is shown in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column.

(2)
For all named executive officers other than Mr. Hogg, represents restricted stock units which vest depending on our relative TSR performance over a three-year measurement period as compared to the S&P 1500 Specialty Retail Index and the named executive officer remains an employee through the end of such measurement period. For Mr. Hogg, (1) one-half represents the restricted stock units described by the prior sentence, subject to a minimum payout of 100%, and (2) one-half represents restricted stock units described by the prior sentence, but subject to a two-year (rather than three-year) measurement period and a minimum payout of 100%. The issuance of the stock underlying the performance-based restricted stock units granted to our named executive officers will range from a minimum of zero shares (other than for Mr. Hogg, as described above) if our relative TSR performance is below the 25th percentile, to the maximum number of shares if our relative TSR performance ranks at least the 90th percentile.

(3)
Represents restricted stock units which vest upon completion of three-years of continuous employment with us from February 26, 2020.

(4)
Represents options to purchase shares of our common stock which vest ratably over a four-year period.

(5)
Calculated by reference to the closing price for shares of our common stock on the Nasdaq Global Select Market on the last trading day before the date of grant, in accordance with the applicable plan.

(6)
Mr. Hogg joined the Company effective as of June 22, 2020. Mr. Hogg's 2020 LTIP award and short-term incentive award were made in connection with his hiring and took into account, among other considerations, the fact that Mr. Hogg would be forfeiting equity from a previous employer.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding stock options and restricted stock units held by the named executive officers that were outstanding at December 31, 2020.

	OPTION AWARDS				STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)

Mitchell Fadel	53,909	53,908(2)	$8.22	2/23/2028	48,662(7)	$1,863,268
	18,757	56,270(3)	$20.87	4/1/2029	33,541(8)	$1,284,285
	—	120,991(4)	$24.77	2/26/2030	33,508(9)	$1,283,021
					194,489(10)	$7,446,984
					134,185(11)	$5,137,944
					134,015(12)	$5,131,434

Maureen Short	1,642	—	$37.19	1/31/2022	6,606(7)	$252,944
	2,126	—	$34.77	1/31/2023	5,186(8)	$198,572
	5,066	—	$25.03	1/31/2024	4,370(9)	$167,327
	6,088	—	$29.31	2/6/2025	26,402(10)	$1,010,933
	10,527	—	$10.34	2/5/2026	20,748(11)	$794,441
	16,355	5,452(5)	$8.32	2/16/2027	17,477(12)	$669,194
	7,318	7,318(2)	$8.22	2/23/2028
	2,900	8,701(3)	$20.87	4/1/2029
	—	15,778(4)	$24.77	2/26/2030

Ann Davids	7,561	7,560(2)	$8.22	2/23/2028	6,825(7)	$261,329
	1,548	4,645(3)	$20.87	4/1/2029	2,769(8)	$106,025
	—	8,423(4)	$24.77	2/26/2030	2,333(9)	$89,331
					27,277(10)	$1,044,436
					11,077(11)	$424,138
					9,330(12)	$357,246

Jason Hogg					65,740(13)	$2,517,185
					65,740(12)	$2,517,185

Catherine Skula	2,849	—	$37.19	1/31/2022	6,728(7)	$257,615
	3,585	—	$34.77	1/31/2023	2,730(8)	$104,532
	—	4,454(5)	$8.32	2/16/2027	2,300(9)	$88,067
	—	7,454(2)	$8.22	2/23/2028	26,892(10)	$1,029,695
	—	5,000(6)	$8.63	4/2/2028	10,920(11)	$418,127
	—	4,579(3)	$20.87	4/1/2029	9,198(12)	$352,191
	—	8,304(4)	$24.77	2/26/2030

(1)
Calculated by reference to the closing price for shares of our common stock on the Nasdaq Global Select Market on December 31, 2020, which was $38.29.

(2)
These options to purchase shares of our common stock vest in equal parts on each of February 23, 2021 and February 23, 2022.

(3)
These options to purchase shares of our common stock vest in equal parts on each of April 1, 2021, April 1, 2022 and April 1, 2023.

(4)
These options to purchase shares of our common stock vest in equal parts on each of February 26, 2022, February 26, 2023, February 26, 2024 and February 26, 2025.

(5)
These options to purchase shares of our common stock vested on February 16, 2021.

(6)
These options to purchase shares of our common stock vest in equal parts on each of April 2, 2021 and April 2, 2022.

(7)
Represents the number of shares of our common stock that vested and became issuable pursuant to the time-based restricted stock unit awards upon the named executive officer's completion of three years of continuous employment with us from February 23, 2018.

(8)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the time-based restricted stock unit awards upon the named executive officer's completion of three years of continuous employment with us from April 1, 2019.

(9)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the time-based restricted stock unit awards upon the named executive officer's completion of three years of continuous employment with us from February 26, 2020.

(10)
Represents the number of shares of our common stock that vested and became issuable pursuant to the performance-based restricted stock unit awards based on our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2020, so long as the named executive officer remained an employee through December 31, 2020. Our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2020, ranked at the 98th percentile, which resulted in 200% of the shares vesting.

(11)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the performance-based restricted stock unit awards based on our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ending December 31, 2021, and the named executive officer remains an employee through December 31, 2021.

(12)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the performance-based restricted stock unit awards based on our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ending December 31, 2022, and the named executive officer remains an employee through December 31, 2022.

(13)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the performance-based restricted stock unit awards based on our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the two-year period ending December 31, 2021, and the named executive officer remains an employee through December 31, 2021.

Option Exercises and Stock Vested

The following table reflects certain information with respect to options exercised by our named executive officers during the 2020 fiscal year, as well as applicable stock awards that vested, during the 2020 fiscal year:

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Mitchell Fadel	—	—	—	—
Maureen Short	6,525	$111,269	58,738	$1,642,902
Ann Davids	—	—	—	—
Jason Hogg	—	—	—	—
Catherine Skula	44,910	$753,683	47,990	$1,342,280

Non-Qualified Deferred Compensation

The Rent-A-Center, Inc. Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan for a select group of our key management personnel and highly compensated employees. The Deferred Compensation Plan first became available to eligible employees in July 2007, with deferral elections taking effect as of August 3, 2007. The Deferred Compensation Plan allows participants to defer up to 50% of their base compensation and up to 100% of any bonus compensation. Participants may invest the amounts deferred in measurement funds that are the same funds offered as the investment options in our 401(k) Retirement Savings Plan. We may make discretionary contributions to the Deferred Compensation Plan, which are subject to a two-year graded vesting schedule based on the participant's years of service with us. For 2020, we made matching contributions in the Deferred Compensation Plan of 50% of the employee's contribution to the plan up to an amount not to exceed 6% of such employee's compensation, which is the same matching policy as under our 401(k) Retirement Savings Plan. We are obligated to pay the deferred compensation amounts in the future in accordance with the terms of the Deferred Compensation Plan.

The following table provides information for the named executive officers regarding contributions, earnings and balances for our Deferred Compensation Plan:

Name	Executive Contributions in FY 2020(1)	Registrant Contributions in FY 2020(1)(2)	Aggregate Earnings in FY 2020	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE 2020(3)

Mitchell Fadel	$56,417	$25,904	$11,033	—	$370,422
Maureen Short	$146,094	$21,280	$24,508	—	$520,711
Ann Davids	$22,719	$10,086	$2,604	—	$63,622
Jason Hogg	—	—	—	—	—
Catherine Skula	$21,917	$10,959	$7,330	—	$496,275

(1)
The entirety of the executive contributions and registrant contributions are reported in the "Summary Compensation Table" above as compensation of the named executive officer for the year ended December 31, 2020.

(2)
Represents matching contributions or other allocations made by us under our Deferred Compensation Plan which amount was also reported as compensation in the table appearing in the section "Compensation Tables—Summary Compensation Table" above in this proxy statement.

(3)
Of these amounts, the following aggregate amounts are reported in the "Summary Compensation Table" above as compensation of the named executive officer for the years ended December 31, 2020, 2019 and 2018: Mr. Fadel—$175,016; Ms. Short—$260,406; Ms. Davids—$58,008; Mr. Hogg—$0; and Ms. Skula—$72,648.

No Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans.

Potential Payments and Benefits Upon Termination Without a Change in Control

The following table provides quantitative disclosure of the estimated payments that would be made to our named executive officers currently employed by us under their severance agreements, as well as the amounts our named executive officers would receive upon the exercise of the equity and cash awards held by them on December 31, 2020, the last business day of our fiscal 2020, assuming that:

  •
  each named executive officer's employment with us was terminated on December 31, 2020, and was not in connection with an event which constituted a "change in control" or an "exchange transaction" under any agreement or plan described above;

  •
  amounts payable to each named executive officer would not subject such person to excise tax under Section 4999 of the Code and the Company would not be denied a deduction under Section 280G of the Code;

  •
  the base salary earned by each named executive officer for his or her services to us through December 31, 2020 has been fully paid to such named executive officer;

  •
  the Board determined that the annual bonus for 2020 that would have been earned by each of Ms. Davids, Ms. Short and Ms. Skula was equal to the actual bonus awarded to such named executive officer for 2020;

  •
  to the extent not otherwise terminated in connection with the named executive officer's termination, each of our named executive officers exercised any previously unexercised, vested options and sold the underlying shares at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 31, 2020, which was $38.29; and

  •
  to the extent not otherwise terminated in connection with the named executive officer's termination, each of our named executive officers sold the shares of our common stock underlying their previously unvested restricted stock units at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 31, 2020.

Name	Cash Severance Payout	Continuation of Medical Benefits	Acceleration and Continuation of Outstanding Awards	Total Termination Benefits

Mitchell Fadel
Termination by Us without "Cause" or for "Good Reason"	$6,390,000	$28,080	$1,947,791	$8,365,871
Termination by Us for "Cause"	—	—	—	—
Termination by Us due to Mr. Fadel's disability or death	$1,690,000	$28,080	$30,279,552	$31,997,632
Termination by Mr. Fadel for Reason other than disability, death or for "Good Reason"	—	—	$1,947,791	$1,947,791

Maureen Short
Termination by Us without "Cause"	$1,262,830	$11,904	$1,229,644	$2,504,378
Termination by Us for "Cause"	—	—	—	—
Termination by Us due to Ms. Short's disability or death	$476,580	$11,904	$6,431,688	$6,920,172
Termination by Ms. Short for Reason other than disability or death	—	—	$1,229,644	$1,229,644

Ann Davids
Termination by Us without "Cause"	$665,184	$14,040	$254,325	$933,549
Termination by Us for "Cause"	—	—	—	—
Termination by Us due to Ms. Davids' disability or death	$315,087	$14,040	$3,213,280	$3,542,407
Termination by Ms. Davids for Reason other than disability or death	—	—	$254,325	$254,325

Jason Hogg(1)
Termination by Us without "Cause" or for "Good Reason"	$900,000	$29,304	—	$929,304
Termination by Us for "Cause"	—	—	—	—
Termination by Us due to Mr. Hogg's disability or death	—	$19,536	$5,034,369	$5,053,905
Termination by Mr. Hogg for Reason other than disability or death or for "Good Reason"	—	—	—	—

Catherine Skula
Termination by Us without "Cause"	$1,270,668	$29,304	$15,753	$1,315,725
Termination by Us for "Cause"	—	—	—	—
Termination by Us due to Ms. Skula's disability or death	$306,376	$19,536	$2,979,697	$3,305,609
Termination by Ms. Skula for Reason other than disability or death	—	—	$15,753	$15,753

(1)
Mr. Hogg joined the Company in June 2020 and his Pro Rata Bonus is based on the bonus earned during the calendar year preceding the year of termination. As a result, had Mr. Hogg's employment been terminated effective as of December 31, 2020, Mr. Hogg would not have been entitled to receive any Pro Rata Bonus.

Potential Payments and Benefits Upon Termination With a Change in Control

The following table provides quantitative disclosure of the estimated payments that would be made to our named executive officers under their employment agreement or severance agreements, as well as the amounts our named executive officers would receive upon the exercise of the equity and cash awards held by them on December 31, 2020, the last business day of our fiscal 2020, assuming that:

  •
  each named executive officer's employment with us was terminated on December 31, 2020, and was in connection with an event which constituted a "change in control" or an "exchange transaction" under any agreement or plan described above;

  •
  amounts payable to each named executive officer would not subject such person to excise tax under Section 4999 of the Code and the Company would not be denied a deduction under Section 280G of the Code;

  •
  the base salary earned by each named executive officer for his or her services to us through December 31, 2020 has been fully paid to such named executive officer;

  •
  the Board determined that the annual bonus for 2020 that would have been earned by each of Ms. Davids, Ms. Short and Ms. Skula was equal to the actual bonus awarded to such named executive officer for 2020;

  •
  with respect to options awarded pursuant to the 2016 Plan and certain prior equity plans, the Board does not direct such outstanding options to be converted into options to purchase shares of the exchange stock;

  •
  to the extent not otherwise terminated in connection with the named executive officer's termination, each of our named executive officers exercised any previously unexercised options and sold the underlying shares at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 31, 2020; and

  •
  to the extent not otherwise terminated in connection with the named executive officer's termination, each of our named executive officers sold the shares of our common stock underlying their previously unvested restricted stock units at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 31, 2020.

Name	Cash Severance Payout	Continuation of Medical Benefits	Acceleration and Continuation of Outstanding Awards	Total Termination Benefits

Mitchell Fadel
Termination by Us without "Cause" or by Mr. Fadel for "Good Reason"	$6,390,000	$28,080	—	$6,418,080
Termination by Us due to Mr. Fadel's disability or death	$1,690,000	$28,080	$34,516,588	$36,234,668
Termination by Us for "Cause" or by Mr. Fadel without "Good Reason"	—	—	—	—
Benefits upon Change in Control	—	—	$34,516,588	$34,516,588

Maureen Short
Termination by Us without "Cause" or by Ms. Short for "Good Reason"	$1,655,955	$17,856	—	$1,673,811
Termination by Us due to Ms. Short's disability or death	$476,580	$11,904	$7,310,677	$7,799,161
Termination by Us for "Cause" or by Ms. Short without "Good Reason"	—	—	—	—
Benefits upon Change in Control	—	—	$7,310,677	$7,310,677

Ann Davids
Termination by Us without "Cause" or by Ms. Davids for "Good Reason"	$840,233	$21,060	—	$861,293
Termination by Us due to Ms. Davids' disability or death	$315,087	$14,040	$3,635,404	$3,964,531
Termination by Us for "Cause" or by Ms. Davids without "Good Reason"	—	—	—	—
Benefits upon Change in Control	—	—	$3,635,404	$3,635,404

Jason Hogg(1)
Termination by Us without "Cause" or by Mr. Hogg for "Good Reason"	$1,200,000	$39,072	—	$1,239,072
Termination by Us due to Mr. Hogg's disability or death	—	$19,536	$5,034,369	$5,053,905
Termination by Us for "Cause" or by Mr. Hogg without "Good Reason"	—	—	—	—
Benefits upon Change in Control	—	—	$5,034,369	$5,034,369

Catherine Skula
Termination by Us without "Cause" or by Ms. Skula for "Good Reason"	$1,592,098	$39,072	—	$1,631,170
Termination by Us due to Ms. Skula's disability or death	$306,376	$19,536	$3,677,662	$4,003,574
Termination by Us for "Cause" or by Ms. Skula without "Good Reason"	—	—	—	—
Benefits upon Change in Control	—	—	$3,677,662	$3,677,662

(1)
Mr. Hogg joined the Company in June 2020 and his Pro Rata Bonus is based on the bonus earned during the calendar year preceding the year of termination. As a result, had Mr. Hogg's employment been terminated effective as of December 31, 2020, Mr. Hogg would not have been entitled to receive any Pro Rata Bonus.

Potential Realizable Value of Outstanding Awards Upon a Change in Control Without Termination

Under our long-term incentive plans, in the event of a "change in control" of us or an "exchange transaction" involving us, the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder is terminated in connection therewith. The following table provides quantitative disclosure of the potential realizable value of outstanding awards granted to the named executive officers currently employed by us pursuant to our long-term incentive plans assuming that:

  •
  an event which constituted a "change in control" and an "exchange transaction" under each of the agreements and plans described above was consummated on December 31, 2020;

  •
  amounts payable to each named executive officer would not subject such person to excise tax under Section 4999 of the Code and the Company would not be denied a deduction under Section 280G of the Code;

  •
  with respect to options awarded pursuant to the 2016 Plan and certain prior equity plans, the Board does not direct such outstanding options to be converted into options to purchase shares of the exchange stock;

  •
  each named executive officer exercised any previously unexercised options and sold the underlying shares at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 31, 2020; and

  •
  each named executive officer sold the shares of our common stock underlying their previously unvested restricted stock units at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 31, 2020.

Name	Potential Realizable Value(1)

Mitchell Fadel	$34,516,588
Maureen Short	$7,310,677
Ann Davids	$3,635,404
Jason Hogg	$5,034,369
Catherine Skula	$3,677,662

(1)
Calculated by reference to the closing price for shares of our common stock on The Nasdaq Global Select Market on December 31, 2020, the last business day of fiscal 2020, which was $38.29.

Equity Compensation Plan Information

The following table sets forth certain information concerning all equity compensation plans previously approved by our stockholders and all equity compensation plans not previously approved by our stockholders as of December 31, 2020.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plan(2)

Equity compensation plans approved by security holders	3,262,814	$22.91	—(3)

Equity compensation plans not approved by security holders	—	—	—

Total	3,262,814	$22.91	—

(1)
Reflects the weighted-average exercise price of outstanding options as of December 31, 2020. The weighted average grant date fair value of outstanding restricted stock units and performance stock units as of December 31, 2020 was $20.09.

(2)
Pursuant to the terms of the plans, when an optionee leaves our employ, unvested options granted to that employee terminate and become available for re-issuance. Vested options not exercised within 90 days from the date the optionee leaves our employ terminate and become available for re-issuance.

(3)
As of December 31, 2020, no additional securities remained available for issuance under the 2016 Plan or any other equity compensation plan of the Company. The Company seeks stockholder approval of additional equity issuances under the 2021 Plan as described in "Proposal Four: Approval of the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan" below.

PROPOSAL THREE:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval of our executive compensation program and practices as disclosed in this proxy statement. As described above in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

  •
  attract, retain and motivate senior executives with competitive compensation opportunities;

  •
  balance short-term and long-term strategic goals;

  •
  align our executive compensation program with the core values identified in our mission statement which focuses on improving the quality of life for our co-workers and our customers; and

  •
  reward achievement of our financial and non-financial goals.

We urge stockholders to read the section "Compensation Discussion and Analysis" above in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the compensation tables and related narrative disclosures in the section "Compensation Tables" above in this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2021 Annual Meeting:

"RESOLVED, that the stockholders of Rent-A-Center, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers for the year ended December 31, 2020, as disclosed in the 2021 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure."

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

The affirmative vote of a majority of the shares of common stock present online or represented by proxy and entitled to be voted on the proposal at the meeting is required for approval of this advisory resolution.

Our Board recommends that you vote "FOR" approval of the advisory resolution on executive compensation.

PROPOSAL FOUR:
APPROVAL OF THE RENT-A-CENTER, INC.
2021 LONG-TERM INCENTIVE PLAN

We are asking stockholders to approve the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan (the "2021 Plan").

On March 23, 2021, upon the recommendation of the Compensation Committee, the Board adopted, subject to stockholder approval, the 2021 Plan and has directed that it be submitted for the approval of the stockholders. If approved by stockholders, the 2021 Plan will replace the Rent-A-Center, Inc. 2016 Long-Term Incentive Plan (the "2016 Plan") with respect to awards granted after the date such stockholder approval is received (the "Effective Date") and any awards that remain outstanding under the 2016 Plan as of the Effective Date will be settled under the 2021 Plan, subject to their original terms and conditions.

As discussed further in the CD&A, long-term incentive compensation, delivered in the form of restricted stock units and performance stock units, is a primary component of our executive compensation program. These equity-based awards motivate and reward achievement of long-term growth and align the interests of our employees with those of our stockholders.

In February 2021, the Compensation Committee approved the grant of restricted stock units and performance stock units to certain of our eligible employees (the "February 2021 Awards"). However, because there were not enough shares reserved under the 2016 Plan to be issued upon satisfaction of the conditions to vesting of these equity awards, the share-settlement of the February 2021 Awards is contingent on stockholder approval of the 2021 Plan. Accordingly, if stockholder approval of the 2021 Plan is obtained, the February 2021 Awards will be settled in shares of our stock in accordance with their terms. If stockholder approval of the 2021 Plan is not obtained, then the February 2021 Awards will be settled for an amount of cash based on the fair market value of one share of our stock.

We recommend that stockholders approve the 2021 Plan to permit the continued use of equity-based compensation. If the 2021 Plan is not approved, we will be unable to maintain our current equity grant practices and will be at a significant competitive disadvantage in attracting, retaining and motivating the talented individuals who contribute to our success. Moreover, we may need to replace equity-based components of our compensation structure with cash, which would increase cash compensation expense and reduce alignment with stockholder interests.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the meeting is required for approval of the 2021 Plan.

Our Board of Directors recommends that you vote "FOR" approval of the 2021 Plan.

Highlights of the 2021 Plan

The terms of the 2021 Plan are generally consistent with the terms of the 2016 Plan, except that the 2021 Plan:

Authorizes Shares	Authorizes for issuance 5,000,000 shares.

Establishes 1:1 Share Counting	Provides that each award (regardless of type) counts 1:1 against the share reserve (as compared to share-counting provisions under the 2016 Plan (1:1 for options and 2:1 for full-value awards).

Restricts Dividend Payments on Unvested Awards	Requires that any dividends or dividend equivalent rights granted in connection with any type of award will be subject to the same vesting terms and conditions as the underlying award.

No Liberal Share Recycling	Provides that shares delivered to pay the exercise price or to satisfy tax withholding obligations may not be reused for future awards.

Implements Director Limits	Implements annual limits on the amount of compensation that may be granted to non-employee directors under the 2021 Plan.

Establishes Double Trigger Change in Control	Establishes double-trigger vesting of awards upon a qualifying termination in connection with a change in control.

Provides for Clawback Policy Implementation	Stipulates that the Compensation Committee has the authority to implement any clawback or recoupment policies that the Company has in place from time to time.

Removes References to Section 162(m) of the Internal Revenue Code	Removes terms related to Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the federal tax reform legislation enacted in December 2017.

Governance Best Practices.    In addition to the above, the 2021 Plan maintains, or enhances, features and practices of the 2016 Plan that promote good governance and protect stockholders' interests, including:

•
No "liberal" change in control definition.  The change in control definition in the 2021 Plan is not "liberal" and, for example, would not occur merely upon stockholder approval of a merger transaction. A change in control must actually occur in order for the change in control provisions in the 2021 Plan to be triggered.

•
No tax gross-ups.  No participant is entitled under the 2021 Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the plan.

•
Stock-ownership guidelines.  Our Chief Executive Officer and our other named executive officers are subject to stock ownership guidelines as described in "Compensation Discussion and Analysis — Policies and Risk Mitigation — Stock Ownership Guidelines" earlier in this proxy statement.

•
No repricings or cash buyout of "underwater" awards.  Neither a repricing of options or stock appreciation right ("SAR") awards, nor a cash buyout of underwater options or SARs, is permitted without stockholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.

•
No evergreen provision.  The 2021 Plan does not contain an "evergreen" feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.

•
No "reload" options or stock appreciation rights.  The 2021 Plan does not permit the use of reload options or stock appreciation rights which provide that the exercise of a stock option or stock appreciation right can automatically trigger the grant of a new stock option or stock appreciation right.

•
No Transferability.  Awards generally may not be transferred, except by the laws of decent and distribution.

Grant Practices and Key Data.    When determining the number of shares authorized for issuance under the 2021 Plan, the Board and the Compensation Committee carefully considered the potential dilution to our current stockholders and projected future share usage needs for the Company to be able to make competitive grants to participants. Specifically, the Board and the Compensation Committee considered a number of factors, including our conservative historical and projected share usage. Burn rate (which is defined as the gross number of equity-based awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year) is a measure of share utilization in equity plans and an important factor for investors concerned about shareholder dilution. Under the Company's current equity incentive program implemented in 2020, our annual burn rate for 2020 was 1.96%. Our annual equity grants made in February 2021 were consistent with this program. Based on our conservative usage of shares authorized for issuance under the 2016 Plan and our reasonable expectation of future equity usage, we believe that the number of shares being requested for authorization under the 2021 Plan will last 4 to 5 years, depending on factors such as stock price movement, participation levels and corporate activities that could impact our grant practices.

Key Terms of the 2021 Plan

The following summary of the material terms of the 2021 Plan is qualified in its entirety by reference to the complete text of the 2021 Plan, which is attached hereto as Annex A. Capitalized terms used in this proposal that are not otherwise defined have the meanings given to them in the 2021 Plan.

Purpose

The purpose of the 2021 Plan is to foster the ability of the Company and its subsidiaries to attract, motivate and retain key personnel and enhance stockholder value through the use of certain equity and cash incentive compensation opportunities.

Eligibility

Awards under the 2021 Plan may be made to any present or future directors, officers, employees, consultants and other personnel of the Company or a subsidiary. As of December 31, 2020, it is expected that approximately 13,648 officers, employees, consultants and other personnel of the Company and all six of our non-employee directors who are expected to continue to serve as directors following the 2021 Annual Meeting will be eligible to participate in the 2021 Plan.

Shares Subject to the 2021 Plan

If approved, the 2021 Plan would authorize us to issue a total of 5,000,000 shares of common stock. Up to 5,000,000 shares of common stock may be issued under the 2021 Plan covering a stock option granted as an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986).

Shares of common stock subject to an award that is forfeited, expires, terminates or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration, termination or cash settlement will be available for future grants of awards under the 2021 Plan and will be added back in the same number of shares of common stock as were deducted in respect of such award. The payment of dividend equivalent rights in cash in conjunction with any outstanding awards will not be counted against the shares of common stock available for issuance under the 2021 Plan. Shares of common stock tendered by an award holder, repurchased by the Company using proceeds from the exercise of stock options, reserved for issuance upon grant of stock-settled stock appreciation rights to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation for an award will not again be available for awards under the 2021 Plan.

Limitations on Director Awards

The maximum value of awards that can be granted during any calendar year to any non-employee director, solely with respect to his or her service as a member of the board, is $800,000.

Minimum Vesting Requirements

No awards granted under the 2021 Plan shall vest or be exercisable (in the case of stock options and stock appreciation rights) earlier than the date that is one year following the date the award is granted; provided, however, (1) the Compensation Committee may provide that such restrictions may lapse or be waived upon the recipient's death or disability or termination of service, or in connection with a change in control, (2) awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of common stock that may be authorized for grant (as such authorized number of shares of common stock may be adjusted as provided under the terms of the 2021 Plan) may be granted without respect to such minimum vesting provision, and (3) awards may be granted to non-employee directors without respect to such minimum vesting provision.

Administration

The 2021 Plan will generally be administered by the Compensation Committee. The Compensation Committee will have the full power and authority to: (1) select the persons to whom awards under the 2021 Plan will be made and when such awards will be made, (2) prescribe the types of awards to be granted and the terms and conditions of each such award and make amendments thereto, (3) construe, interpret and apply the provisions of the 2021 Plan and of any award agreement evidencing an award hereunder (each, an "Award Agreement") or other document governing the terms of an award made under the 2021 Plan, (4) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the 2021 Plan and any award, (5) prescribe, amend and rescind rules and regulations relating to the 2021 Plan, including rules governing the Compensation Committee's own operations, or rules applicable to award holders, (6) correct any defect, supply any omission and reconcile any inconsistency in the 2021 Plan, (7) accelerate the time or times at which (a) the award becomes vested, unrestricted or may be exercised or (b) shares of common stock are delivered under the award, (8) waive or amend any goals, restrictions, vesting provisions or conditions set forth in any Award Agreement, or impose new goals, restrictions, vesting provisions and conditions, (9) determine at any time whether awards may be settled in cash, shares of common stock, other securities or other property and (10) exercise all powers granted to it under the 2021 Plan.

Types of Awards

The types of awards that may be granted under the 2021 Plan are:

•
Stock Options.  The 2021 Plan permits the granting of stock options at such times and upon such vesting and other conditions as determined by the Compensation Committee. The purchase price per share of common stock covered by an option granted under the 2021 Plan may not be less than the Fair Market Value per share of common stock on the date the option is granted. The exercise price under an option which is intended to qualify as an "incentive stock option" granted to an employee who is a 10% stockholder may not be less than 110% of the Fair Market Value per share on the date the option is granted. Unless sooner terminated in accordance with its terms, an option will automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an option which is intended to qualify as an "incentive stock option" granted to an employee who is a 10% stockholder).

•
Stock Awards.  The 2021 Plan permits the granting of restricted stock, deferred stock, stock units (whether in the form of restricted stock units or DSUs), stock bonus and other stock awards to such persons, at such times and upon such vesting and other conditions and restrictions as the Compensation Committee may determine. Unless otherwise determined by the Compensation Committee and set forth in the applicable Award Agreement, (1) the holder of a stock award will not be entitled to receive dividend payments (or, in the case of an award of stock units, dividend equivalent payments) with respect to the shares covered by the award and (2) the holder of shares of restricted stock may exercise voting rights pertaining to such shares.

•
Other Equity-Based Awards.  Under the 2021 Plan, the Compensation Committee may grant stock appreciation rights, dividend equivalent payment rights, phantom shares, phantom stock units, bonus shares and other forms of equity-based awards to eligible persons, subject to such terms and conditions as it may establish; provided, however that no dividend or dividend equivalent payment rights shall be attributable to awards of stock appreciation rights or stock options. The base price for a stock appreciation right granted under the 2021 Plan may not be less than the Fair Market Value per share of stock covered by the award at the time it is granted. Unless sooner terminated in accordance with its terms, a stock appreciation right will automatically expire on the tenth anniversary of the date it is granted. Awards made pursuant to this section may entail the transfer of shares of common stock to a participant or the payment in cash or other property determined with reference to shares of common stock.

•
Cash Awards.  Under the 2021 Plan, the Compensation Committee may grant awards in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Compensation Committee and set forth in the underlying agreement, including, but not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other measurements of performance.

Performance-Based Equity and Cash Awards

Under the 2021 Plan, the Compensation Committee may condition the grant, exercise, vesting or settlement of equity-based awards or annual or long-term cash incentive awards on the achievement of specified performance goals over any time period specified by the Compensation Committee. Any performance goal established in connection with an award granted under the 2021 Plan may be based on any subjective or objective performance goal determined by the Compensation Committee in its discretion. The Compensation Committee, in its discretion, may determine to adjust any performance goals applicable to an award.

Dividends and Dividend Equivalents

To the extent dividends or dividend equivalents are included in an Award Agreement for an applicable award, the right to receive such dividends and dividend equivalent rights shall be subject to the same performance-based vesting conditions and/or service-vesting conditions, as applicable, as the underlying award, and no dividends or dividend equivalents shall be released to the award holder until the award to which they pertain has vested. For the avoidance of doubt, no dividends or dividend equivalent rights may be granted in connection with stock options or stock appreciation rights granted under the 2021 Plan.

Change in Control

If an award holder's employment or other service is terminated by the Company or any successor entity thereto without "cause" or by the award holder for "good reason" (as each such term is defined in the applicable Award Agreement or an award holder's executive transition agreement or employment agreement, if applicable) upon or within two (2) years after a "change in control" (as defined in the 2021 Plan), (1) each award granted to such award holder prior to such change in control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment or other service, and (2) any shares deliverable pursuant to stock units will be delivered promptly (but no later than fifteen (15) days) following such termination.

As of the change in control date, any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level through the change in control date for all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the change in control in accordance with the original vesting and/or performance period and subject to the provisions of clause (1) in the paragraph above.

Amendment and Termination

The Board may amend or terminate the 2021 Plan; provided, however, that no such action may adversely affect a holder's rights under an outstanding award without his or her written consent. Any amendment that would increase the aggregate number of shares of common stock issuable under the 2021 Plan, the maximum number of shares with respect to which options, stock appreciation rights or other equity awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive awards shall be subject to the approval of the Company's stockholders. The Compensation Committee may amend the terms of any agreement or award made under the 2021 at any time and from time to time, provided, however, that any amendment which would adversely affect a holder's rights under an outstanding award may not be made without his or her consent.

Clawback

Awards under the 2021 Plan will be subject to the Company's clawback policy described under "Compensation Discussion and Analysis — Policies and Risk Mitigation — Clawback Policy", or any other clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy, and, in accordance with such policy, may be subject to the requirement that the awards be repaid to the Company after they have been distributed to the award holder.

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants of awards under the 2021 Plan. This description is not intended to, and does not, provide or supplement tax advice to award participants. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2021 Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options

A participant will not recognize taxable income upon exercising an incentive stock option (an "ISO"), provided that the participant was, without a break in service, an employee of the Company or one of its subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). Notwithstanding the foregoing, the alternative minimum tax may apply. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant generally will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price or (b) the amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an ISO for which the statutory holding periods (defined as on or after the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO) are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis in the acquired shares of shares for which the ISO holding periods are met generally being the exercise price of the ISO).

Non-Qualified Stock Options and Stock Appreciation Rights

The grant of a non-qualified stock option (i.e., an option other than an ISO) or SAR will create no tax consequences at the grant date for the participant or the Company. Upon exercising such an option or SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the vested shares (and/or cash or other property) acquired on the date of exercise over the exercise price and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts. A participant's disposition of shares acquired upon the exercise of a non-qualified stock option or SAR generally will result in long- or short-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis in the acquired shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Restricted Shares

A participant of restricted shares generally will not be subject to income taxation at grant. Instead, upon lapse of the restrictions, the participant will recognize ordinary income equal to the fair market value of the shares on the date of lapse. The participant's tax basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and the participant's holding period in such shares begins on the day after the restrictions lapse.

Restricted Stock Units

A participant of a restricted stock unit (whether time-vested or subject to achievement of performance goals) will not be subject to income taxation at grant. Instead, the participant will be subject to income tax at ordinary rates on the fair market value of the shares (or the amount of cash) received on the date of delivery. The recipient will be subject to FICA (Social Security and Medicare) tax at the time any portion of such award is deemed vested for tax purposes. The fair market value of the shares (if any) received on the delivery date will be the participant's tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the recipient's holding period with respect to such shares will begin at the delivery date. Gain or loss resulting from any sale of shares delivered to a participant will be treated as long- or short-term capital gain or loss depending on the holding period. If any dividend equivalent amounts are provided to the participant, they will be includible in the participant's income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a participant will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the participant's basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Capital gain is generally taxed at a maximum rate of 20% if the property is held more than one year.

Cash Awards

A participant who receives a cash award will not recognize any taxable income for federal income tax purposes at grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

Deduction

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of shares pursuant to a restricted stock unit or a performance stock unit, the exercise of an option or SAR or the lapse of restrictions on restricted shares. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of shares and is generally not entitled to a tax deduction for any award with respect to any amount that represents compensation in excess of $1 million paid to "covered employees" under Section 162(m) of the Internal Revenue Code.

New Plan Benefits

Awards granted under the 2021 LTIP will be subject to the Compensation Committee's discretion and, other than the February 2021 Awards, the Compensation Committee has not determined awards under the 2021 LTIP or who might receive them. As a result, the additional benefits that will be awarded or paid under the 2021 LTIP are not currently determinable. The February 2021 Awards and DSUs awarded in respect of 2020 service would not have changed in the 2021 LTIP had it been in place instead of the 2016 LTIP and are set forth in the following table.

NEW PLAN BENEFITS Rent-A-Center, Inc. 2021 Long-Term Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Restricted Stock Units	Number of Performance Stock Units(2)	Number of Deferred Stock Units

Mitchell Fadel Chief Executive Officer	$5,935,591	24,995	77,768	—

Maureen Short Executive Vice President — Chief Financial Officer	$845,144	3,559	11,073	—

Ann Davids Executive Vice President — Chief Customer and Marketing Officer	$398,544	1,678	5,222	—

Jason Hogg Executive Vice President — Acima	$2,031,592	8,555	26,618	—

Catherine Skula Executive Vice President — Chief Development Officer	$421,879	1,777	5,527	—

All current executive officers, as a group (7 persons)	$10,539,756	44,384	138,091	—

All non-employee directors, as a group (6 persons)(3)	$1,222,034	—	—	41,293

All non-executive officer employees, as a group	$9,870,606	70,761	100,129	—

(1)
For all employees, the dollar value reflects the number of restricted stock units and performance stock units granted in February 2021 multiplied by $57.76, which was the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. For non-employee directors, the dollar value reflects the value of DSUs awarded in respect of 2020 service, as described in "Corporate Governance — Director Compensation."

(2)
For all employees, the number of shares underlying the performance stock units reflects target payout. At maximum payout, the number of shares would increase by 100%. For additional information about how performance stock units are earned, see "Compensation Discussion and Analysis — Executive Summary — 2020 Executive Compensation Highlights."

(3)
Includes DSUs awarded to Mr. Gade, who will retire from the Board following the 2021 Annual Meeting, in respect of his 2020 service. The group excludes Mr. Silver, who was appointed to the Board in January 2021 and did not receive any compensation in respect of 2020.

PROPOSAL FIVE:
APPROVAL OF THE DECLASSIFICATION AMENDMENTS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors adopted, subject to stockholder approval, the Declassification Amendments, which consist of amendments to Article FIFTH of the Company's Certificate of Incorporation to effectuate the declassification of the Board of Directors following the 2021 Annual Meeting.

To facilitate the declassification of the Board of Directors in a timely matter (following approval of the Declassification Amendments by stockholders), each current member of the Board (other than Mr. Gade, who will retire following the 2021 Annual Meeting) — including the Class III director nominees nominated by the Board in this proxy statement for election at the 2021 Annual Meeting (the "Class III Director Nominees") should they be elected at the 2021 Annual Meeting — has previously committed to tender his or her resignation following the 2021 Annual Meeting if he or she is a member of the Board at that time, and each such director (including the Class III Director Nominees should they be elected at the 2021 Annual Meeting) will subsequently be reappointed to the declassified Board by the remaining members of the Board such that each member of the Board will serve a one-year term following the 2021 Annual Meeting and stand for election annually, beginning at the Company's 2022 annual meeting of stockholders (the "Accelerated Declassification Plan").

Description of the Proposed Declassification Amendments

Currently, the Company's Certificate of Incorporation provides that the Board be divided into three classes with the number of directors in each class being as nearly equal as reasonably possible. Accordingly, approximately one-third of the directors are elected annually, each serving a three-year term.

The proposed Declassification Amendments provide that each director elected at each annual meeting of stockholders, beginning with the 2022 Annual Meeting, will serve a one-year term expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal.

Accordingly, if the proposed Declassification Amendments are approved by stockholders, as soon as practicable following the 2021 annual meeting, each director will, according to the Accelerated Declassification Plan, tender his or her resignation and will subsequently be reappointed to the declassified Board by the remaining members of the Board such that each member of the Board will serve a one-year term following the 2021 Annual Meeting and stand for election annually, beginning at the Company's 2022 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Under the Company's existing Certificate of Incorporation, and Delaware law (unless the certificate of incorporation provides otherwise), directors of companies that have a classified board of directors may be removed only for cause. Delaware law requires that directors of companies that do not have a classified board must be removable with or without cause. Accordingly, if the proposed Declassification Amendments are approved, any director elected at or after the 2021 Annual Meeting (after giving effect to the Accelerated Declassification Plan) may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, voting together as a single class.

Reasons for Declassifying the Board of Directors

The Board considered a number of factors that favor continuing with a classified board structure, as well as a number of factors that favor adopting a declassified board structure. Ultimately, after weighing the various factors, the Board determined that it would be in the best interests of the Company and its stockholders to declassify the Board by amending the Certificate of Incorporation as set forth in Annex B to give effect to the Declassification Amendments.

A classified board structure has a number of advantages. It allows a majority of the board to remain in place from year to year, which promotes continuity and stability and encourages the board to plan for long-term goals. Further, at any one time, approximately two-thirds of the elected board has experience with the business and operations of the company it manages.

The Board also recognizes that a classified board structure can be viewed as diminishing a board's accountability to stockholders, because such structure does not enable stockholders to express a view on each director's performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Public companies with classified boards also face increased scrutiny from proxy advisory firms.

After weighing the factors above, among others, the Board determined that retaining a classified board structure is no longer in the best interests of the Company and its stockholders. For this reason, the Board approved and declared advisable an amendment to the Company's Certificate of Incorporation giving effect to the Declassification Amendments, a form of which is attached hereto and incorporated by reference herein as Annex B, and recommends that our stockholders vote to approve the adoption of such Declassification Amendments.

If the stockholders approve the adoption of the Declassification Amendments, such amendments to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment (giving effect to the Declassification Amendments) with the Secretary of State of the State of Delaware. We intend to file the Certificate of Amendment to effect the Declassification Amendments as soon as practicable following the 2021 Annual Meeting after the requisite vote for this proposal is obtained. After the filing of the Certificate of Amendment and implementing the Accelerated Declassification Plan, every director will stand for election at the 2022 annual meeting of stockholders (and thereafter) for one-year terms.

Vote Required

Approval of the adoption of the Declassification Amendments to eliminate the classified Board requires the affirmative vote of the holders of at least eighty percent (80%) of the common stock of the Company issued and outstanding as of the record date for the 2021 Annual Meeting.

Our Board of Directors recommends that you vote "FOR" the approval of the Declassification Amendments.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth the common stock ownership for each of our directors, each of the named executive officers, all of our directors and executive officers as a group, and each of our known holders of 5% of our common stock. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table below has sole voting and investment control with respect to the shares indicated as beneficially owned. Information in the table is as of April 5, 2021, unless otherwise indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock

Jeffrey Brown	101,819	(1)	*
Ann Davids	40,546		*
Mitchell Fadel	415,230	(2)	*
Michael Gade	61,737	(3)	*
Christopher Hetrick	46,212	(4)	*
Jason Hogg	—		*
Harold Lewis	9,689	(5)	*
Glenn Marino	7,935	(5)	*
Carol McFate	12,912	(5)	*
Maureen Short	135,936		*
B.C. Silver	2,778	(5)	*
Catherine Skula	94,161	(6)	*
All executive officers and directors as a group (14 total)	976,721		1.5%
BlackRock, Inc.	7,735,401	(7)	11.7%
The Vanguard Group	7,214,667	(8)	10.9%

*
Less than 1%.

(1)
Includes 54,054 DSUs.

(2)
Includes 5,256 DSUs.

(3)
Includes 57,737 DSUs. Mr. Gade has determined not to stand for re-election at the 2021 Annual Meeting and will retire as a director at that time.

(4)
Includes 32,487 DSUs and 13,725 shares of our common stock owned by Mr. Hetrick in his personal capacity. In addition, as an affiliate of Engaged Capital, LLC, Mr. Hetrick may be deemed to be a member of a Section 13(d) group that may be deemed to collectively beneficially own 2,918,609 shares held by funds affiliated with Engaged Capital, LLC (according to a Schedule 13D/A filed by Engaged Capital, LLC with the SEC on August 25, 2020).

(5)
Comprised solely of DSUs.

(6)
Includes 103 shares held under the Company's deferred compensation plan.

(7)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055. BlackRock, Inc. exercises sole voting control over 7,616,178 of these shares and sole investment control over all 7,735,401 shares. This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2021.

(8)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group exercises sole voting control over none of these shares, shared voting control over 108,316 of these shares, sole investment control over 7,068,479 of these shares, and shared investment control over 146,188 of these shares. This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021.

For each of the named executive officers and his or her ownership as reported in the table above, the following table sets forth: (1) common stock underlying restricted stock units that may vest within 60 days of April 5, 2021, (2) common stock underlying performance stock units that may vest within 60 days of April 5, 2021, assuming 100% of the target performance is achieved and (3) shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of April 5, 2021.

Name	Common Stock Underlying Restricted Stock Units	Common Stock Underlying Performance Stock Units	Shares Issuable Upon Exercise of Options

Mitchell Fadel	—	—	148,624
Maureen Short	—	—	53,606
Ann Davids	—	—	16,543
Jason Hogg	—	—	—
Catherine Skula	—	—	24,444

OTHER INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 and related rules of the SEC require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based on a review of reports filed by those persons, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during and with respect to 2020 were timely made except for three Form 4s in respect of three transactions by Mr. Brown, two Form 4s in respect of two transactions by Mr. Gade, one Form 4 in respect of one transaction by Mr. Hetrick, one Form 4 in respect of one transaction by Mr. Marino, two Form 4s in respect of two transactions by Ms. McFate, one Form 4 in respect of three transactions by Ms. Short and one Form 4 in respect of one transaction by Ms. Skula. Such late filings were the result of administrative error that occurred in connection with the transition of the corporate secretary function of the Company during 2020.

Annual Report on Form 10-K

The Company has filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2020 (which is not a part of the Company's proxy soliciting materials), a copy of which is available on our website at https://investor.rentacenter.com/financial-information/sec-filings. The Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 upon the written request of a stockholder to Corporate Secretary, Rent-A-Center, Inc., 5501 Headquarters Drive, Plano, Texas 75024.

"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements, annual reports and Notices with respect to two or more stockholders sharing the same address by delivering a single copy of any such proxy statement, annual report or Notice addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. If you are an affected shareholder and no longer wish to participate in householding, or if you are receiving multiple copies of the proxy statement or the Notice and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you are the record holder of your shares. Such a notification to the Company may be submitted to the Rent-A-Center Legal Department in writing at Attn: Legal Department, Rent-A-Center, Inc., 5501 Headquarters Drive, Plano, Texas 75024, or by calling 972-801-1100. Additionally, we will deliver promptly to any affected stockholder, upon his or her written request made to the address in the preceding sentence, an additional copy of the proxy statement, annual report and/or Notice.

Submission of Stockholder Proposals

From time to time, stockholders may seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at an annual stockholders meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements.

We must receive proposals for possible inclusion in the Company's proxy statement related to the 2022 annual stockholders meeting no later than December 27, 2021 and such proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to our Bylaws, subject to certain limited exceptions, other proposals for possible consideration at the 2022 annual stockholders meeting, including proposals for the nomination of one or more directors, must be received in writing by us no earlier than the close of business on February 8, 2022, and no later than the close of business on March 10, 2022. Any such proposal must be in proper form as specified in our Bylaws, must be submitted by a stockholder of the Company meeting the requirements set forth in our Bylaws and must comply with the rules of the SEC concerning stockholder proposals.

Direct any proposals, as well as related questions, to Corporate Secretary, Rent-A-Center, Inc., 5501 Headquarters Drive, Plano, Texas 75024.

Other Business

The Board does not intend to bring any business before the annual stockholders meeting other than the matters referred to in this proxy statement and at this date has not been informed of any matters that may be presented to the annual stockholders meeting by others. If, however, any other matters properly come before the annual stockholders meeting, or any adjournments or postponement thereof, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Annex A:

2021 Long-Term Incentive Plan

(See attached)

RENT-A-CENTER, INC.
2021 LONG-TERM INCENTIVE PLAN

                1.      Purpose.    The purpose of the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan (as amended from time to time, the "Plan") is to foster the ability of Rent-A-Center, Inc. (the "Company") and its subsidiaries to attract, motivate and retain key personnel and enhance stockholder value through the use of certain equity and cash incentive compensation opportunities. The Plan replaces the Rent-A-Center, Inc. 2016 Long-Term Incentive Plan (the "Prior Plan") for Awards granted after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date and any awards that remain outstanding under the Prior Plan as of the Effective Date shall be settled under the Plan, subject to their original terms and conditions and the Prior Plan shall be terminated as of the Effective Date.

                2.      Administration.

                        (a)    Committee.    The Plan will be administered by the compensation committee of the Company's board of directors (the "Committee").

                        (b)    Responsibility and Authority of Committee.    Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (i) select the persons to whom Awards under the Plan ("Awards") will be made and when such Awards will be made, (ii) prescribe the types of Awards to be granted and the terms and conditions of each such Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any Award Agreement evidencing an Award hereunder (each, an "Award Agreement") or other document governing the terms of an Award made under the Plan, (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan and any Award, (v) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee's own operations, rules applicable to Award holders, (vi) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vii) accelerate the time or times at which (A) the Award becomes vested, unrestricted or may be exercised or (B) shares of Common Stock are delivered under the Award, (viii) waive or amend any goals, restrictions, vesting provisions or conditions set forth in any Award Agreement, or impose new goals, restrictions, vesting provisions and conditions, (ix) determine whether, to what extent and under what circumstances and method or methods Awards may be settled in cash, Shares of Common Stock, other securities, other Award or other Property and (x) exercise all powers granted to it under the Plan. Notwithstanding the foregoing, the Company's board of directors (the "Board") will have sole responsibility and authority for matters relating to the grant and administration of Awards to non-employee directors, and reference herein to the Committee with respect to any such matters will be deemed to refer to the Board. In exercising its responsibilities under the Plan, the Committee may obtain at the Company's expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

                        (c)    Delegation of Authority.    Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority on such terms and conditions as it deems appropriate; provided, however, that the Committee may not delegate authority to grant or administer Awards granted to the Company's senior executive officers. Except as specifically provided to the contrary, references to the Committee include any person or group or subcommittee of persons to whom the Committee has delegated its duties and powers.

                        (d)    Committee Actions.    A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

                        (e)    Indemnification.    The Company shall indemnify and hold harmless each member of the Committee or subcommittee appointed by the Committee and any employee or director of the Company or of a subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense, including legal and other expenses incident thereto, arising out of or incurred in connection with the such person's services under the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Committee member may otherwise be entitled under the Company's organizational documents, pursuant to any individual indemnification agreements between such Committee member and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

                3.      Eligibility.    Awards under the Plan may be made to any present or future directors, officers, employees, consultants and other personnel of the Company or a subsidiary.

                4.      Limitations on Plan Awards.

                        (a)    Aggregate Share Limitations.    The aggregate number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), that may be issued pursuant to Awards granted under the Plan shall not exceed 5,000,000 shares of Common Stock. Up to 5,000,000 shares of Common Stock (as adjusted pursuant to Section 13 below) may be issued under the Plan covering a stock option granted as an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986). Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company's acquisition of another company (including by way of merger, combination or similar transaction) ("Acquisition Awards") will not count against the number of shares of Common Stock that may be granted under the Plan or be subject to the minimum vesting provisions in Section 11 below. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to Nasdaq rules) and do not reduce the maximum number of shares of Common Stock available for grant under the Plan.

                        (b)    Replacement of Shares.    Shares of Common Stock subject to an Award that is forfeited, expires, terminates or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration, termination or cash settlement will be available for future grants of Awards under the Plan and will be added back in the same number of shares of Common Stock as were deducted in respect of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the shares of Common Stock available for issuance under the Plan. Shares of Common Stock tendered by an Award holder, repurchased by the Company using proceeds from the exercise of stock options, reserved for issuance upon grant of stock-settled stock appreciation rights to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation for an Award will not again be available for Awards under the Plan.

                        (d)    Director Award Limitations.    Aggregate Awards to any one non-employee director in respect of any calendar year, solely with respect to his or her service as a director, may not exceed $800,000 based on the aggregate value of cash fees, cash-based Awards and Fair Market Value of stock-based Awards, in each case determined as of the grant date.

                5.      Stock Option Awards.    Subject to the Plan, the Committee may grant stock options to such persons, at such times and upon such vesting and other conditions as the Committee, acting in its discretion, may determine.

                        (a)    Minimum Exercise Price.    The purchase price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value per share of Common Stock on the date the option is granted. For purposes of the Plan, "Fair Market Value" means: (i) if the Common Stock is listed on an established stock exchange or traded on the Nasdaq Stock Market, the closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, and (ii) if not so reported, as determined in accordance with a valuation methodology approved by the Committee. The exercise price under an option which is intended to qualify as an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code, may not be less than 110% of the Fair Market Value per share on the date the option is granted.

                        (b)    Maximum Duration.    Unless sooner terminated in accordance with its terms, an option will automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an option which is intended to qualify as an "incentive stock option" granted to an employee who is a 10% stockholder).

                        (c)    Nontransferability.    No option shall be assignable or transferable except upon the optionee's death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative. Notwithstanding the foregoing, the Committee may permit, in its discretion, the inter vivos transfer of an optionee's options (other than options designated as "incentive stock options") by gift to any "family member" (within the meaning of Item A.1.(a)(5) of the General Instructions to Form S-8 or any successor provision), on such terms and conditions as the Committee deems appropriate.

                        (d)    Manner of Exercise.    An option may be exercised by transmitting to the Secretary of the Company (or such other person designated by the Committee) a written notice identifying the option being exercised and specifying the number of shares being purchased, together with payment of the exercise price and the amount of the applicable tax withholding obligations (unless other arrangements are made for the payment of such exercise and/or the satisfaction of such withholding obligations). The Committee, acting in its discretion, may permit the exercise price and withholding obligation to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure to the extent permitted by law, by the surrender of previously-owned shares of Common Stock (to the extent of the Fair Market Value thereof) or, subject to applicable law, by any other form of consideration deemed appropriate.

                        (e)    Rights as a Stockholder.    No shares of Common Stock will be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been made or arranged to the satisfaction of the Company. The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until the shares are issued pursuant to the exercise of the option.

                6.      Stock Awards.    Subject to the Plan, the Committee may grant restricted stock, deferred stock, stock units (whether in the form of restricted stock units or deferred stock units), stock bonus and other stock Awards to such persons, at such times and upon such vesting and other conditions and restrictions as the Committee, acting in its discretion, may determine.

                        (a)    Stock Certificates for Restricted Stock.    As determined by the Committee in its discretion, shares of restricted stock issued pursuant to a stock Award may be evidenced by book entry on the Company's stock transfer records or by a stock certificate issued in the recipient's name and bearing an appropriate legend regarding the conditions and restrictions applicable to the shares. The Company may require that any stock certificates for restricted shares be held in custody by the Company or a designee pending the lapse of applicable forfeiture conditions and transfer restrictions. The Committee may condition the issuance of shares of restricted stock on the recipient's delivery to the Company of a stock power, endorsed in blank, for such shares.

                        (b)    Stock Certificates for Vested Stock.    As determined by the Committee in its discretion, the recipient of a stock Award which is vested at the time of grant or which thereafter becomes vested may be evidenced by book entry on the Company's stock transfer records or may be entitled to receive a stock certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law) for the shares covered by such vested Award, subject to the payment or satisfaction of applicable tax withholding obligations and, in the case of shares covered by a vested stock unit Award, subject to applicable deferral conditions permitted by Section 409A of the Code.

                        (c)    Rights as a Stockholder.    Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, (i) the holder of a stock Award will not be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) with respect to the shares covered by the Award and (ii) the holder of shares of restricted stock may exercise voting rights pertaining to such shares.

                        (d)    Nontransferability.    Except as may be specifically permitted by the Committee in connection with transfers at death or pursuant to inter vivos gifts, no outstanding stock Award and no shares of stock covered by an outstanding stock Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the Award and/or the shares.

                7.      Other Equity-Based Awards.    The Committee may grant stock appreciation rights, dividend equivalent payment rights, phantom shares, phantom stock units, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish; provided, however that no dividend or dividend equivalent payment rights shall be attributable to Awards of stock appreciation rights or stock options. The base price for a stock appreciation right granted under the Plan may not be less than the Fair Market Value per share of stock covered by the Award at the time it is granted. Unless sooner termination in accordance with its terms, a stock appreciation right will automatically expire on the tenth anniversary of the date it is granted. Awards made pursuant to this section may entail the transfer of shares of Common Stock to a participant or the payment in cash or other property determined with reference to shares of Common Stock.

                8.      Cash Awards.    The Committee may grant Awards in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the underlying agreement, including, but not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other measurements of performance.

                9.      Performance-Based Equity and Cash Awards.

                        (a)    General.    The Committee may condition the grant, exercise, vesting or settlement of equity-based Awards or annual or long-term cash incentive Awards on the achievement of specified performance goals in accordance with this section. The applicable performance period for measuring achievement of specified performance goals may be any period designated by the Committee.

                        (b)    Performance Goals.    Any performance goal established in connection with an Award granted under the Plan may be based on any subjective or objective performance goal determined by the Committee in its discretion. The Committee, in its discretion, may determine to adjust any performance goals applicable to an Award.

                        (c)    Calculation of Performance-Based Award.    At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section 9 have been achieved and the extent to which each performance-based Award has been earned. The Committee may exercise its discretion to increase or decrease the amount or value of an Award that would otherwise be payable in accordance with the terms of a performance-based Award granted under the Plan.

                10.    Dividends and Dividend Equivalents.    To the extent dividends or dividend equivalents are included in an Award Agreement for an applicable Award, the right to receive such dividends and dividend equivalent rights shall be subject to the same performance-vesting conditions and/or service-vesting conditions, as applicable, as the underlying Award, and no dividends or dividend equivalents shall be released to the Award holder until the Award to which they pertain has vested. For the avoidance of doubt, no dividends or dividend equivalent rights may be granted in connection with stock options or stock appreciation rights granted under the Plan.

                11.    Minimum Vesting Period.    Notwithstanding any other provision of the Plan to the contrary, no Awards granted under the Plan, shall vest or be exercisable (in the case of stock options and stock appreciation rights), earlier than the date that is one year following the date the Award is granted; provided, however, that, notwithstanding the foregoing, (a) the Committee may provide that such restrictions may lapse or be waived upon the recipient's death or disability or termination of service, or in connection with a Change in Control (as defined in Section 13(b) below), (b) Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock that may be authorized for grant under Section 4 (as such authorized number of shares of Common Stock may be adjusted as provided under the terms of the Plan) may be granted without respect to such minimum vesting provision, and (c) Awards may be granted to non-employee directors without respect to such minimum vesting provision.

                12.    Prohibition on Stock Option and Stock Appreciation Right Repricing.    Except as provided in Section 13 (Adjustments; Change in Control), the Committee may not, without prior approval of the Company's stockholders, effect any repricing of any previously granted "underwater" stock option or stock appreciation right by: (a) amending or modifying the terms of the stock option or stock appreciation right to lower the exercise price; or (b) canceling the underwater stock option or stock appreciation right and granting either (i) replacement stock options or stock appreciation rights having a lower exercise price, or (ii) restricted stock, restricted stock units, or other stock-based award in exchange, or (iii) cancelling or repurchasing the underwater stock options or stock appreciation rights for cash or other securities. A stock option or stock appreciation right will be deemed to be "underwater" at any time when the Fair Market Value of the shares of Common Stock covered by such Award is less than the exercise price or base price of the Award.

                13.    Adjustments; Change in Control.

                        (a)    Adjustments Upon Changes in Capitalization.    The aggregate number and class of shares issuable under the Plan, the maximum number of shares with respect to which options, stock appreciation rights and other equity Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price or base price per share covered by each outstanding option and stock appreciation right, and the number and class of shares covered by each outstanding stock Award or other-equity-based Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted by the Board or the Committee in such manner as it deems appropriate (including, without limitation, by payment of cash) to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution, and/or to reflect a change in the character or class of shares covered by the plan arising from a readjustment or recapitalization of the Company's capital stock.

                        (b)    Change in Control.

                                (i)    If an Award holder's employment or other service is terminated by the Company or any successor entity thereto without "cause" or by the Award holder for "good reason" (as each such term is defined in the applicable Award Agreement or an Award holder's executive transition agreement or employment agreement, if applicable) upon or within two (2) years after a Change in Control, (A) each Award granted to such Award holder prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment or other service, and (B) any shares deliverable pursuant to stock units will be delivered promptly (but no later than fifteen (15) days) following such termination.

                                (ii)    As of the Change in Control date, any outstanding performance-based Awards will be deemed earned at the greater of the target level and the actual performance level through the Change in Control date for all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original vesting and/or performance period and subject to the provisions of clause (i) above.

                                (iii)     Notwithstanding the foregoing, in the event of a Change in Control, an Award holder's Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its discretion: (A) settle such Awards for fair value (as determined in the discretion of the Committee), which in the case of options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such options or stock appreciation rights over the aggregate exercise price of such options or stock appreciation rights, as the case may be; (B) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its discretion; or (C) provide that for a period of at least twenty (20) days prior to the Change in Control, any options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, the Committee will determine if Awards settled under clause (A) above are (1) valued at closing taking into account such contingent value rights (with the value determined by the Committee in its sole discretion) or (2) entitled to a share of such contingent value rights. For the avoidance of doubt, in the event of a Change in Control where all options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this clause (iii) may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

                        (c)    "Change in Control" means the occurrence of any of the following:

                                (i)    any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of the Company eligible to vote for the election of the members of the Board (the "Company Voting Securities"), unless (A) such person is the Company, (B) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of the Company, (C) such person is the Award holder, an entity controlled by the Award holder or a group which includes the Award holder, or (D) such person acquired such securities in a Non-Qualifying Transaction (as defined in clause (iv) below);

                                (ii)    during any period of not more than twelve (12) months, individuals who constitute the Board as of the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company's proxy statement in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

                                (iii)    any dissolution or liquidation of the Company or any sale or the disposition of all or substantially all of the assets or business of the Company; or

                                (iv)    the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the "Surviving Entity"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this clause (iv) will be deemed to be a "Non-Qualifying Transaction").

                        (d)    Fractional Shares.    In the event of any adjustment in the number and type of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

                        (e)    Determination of Board or Committee to be Final.    All adjustments under this Section 13 shall be made by the Board or the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                14.    Tax Withholding.    As a condition to the exercise or settlement of any Award, or in connection with any other event that gives rise to a tax withholding obligation on the part of the Company or a subsidiary relating to an Award, the Company and/or the subsidiary may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the recipient of an Award, whether or not made pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of stock, then, at the discretion of the Committee, the recipient may satisfy the applicable tax withholding obligation by electing to have the Company withhold shares of stock or by tendering previously-owned shares, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

                15.    Amendment and Termination.    The Board may amend or terminate the Plan; provided, however, that no such action may adversely affect a holder's rights under an outstanding Award without his or her written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan, the maximum number of shares with respect to which options, stock appreciation rights or other equity awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or Award made hereunder at any time and from time to time, provided, however, that any amendment which would adversely affect a holder's rights under an outstanding Award may not be made without his or her consent.

                16.    General Provisions.

                        (a)    Shares Issued Under Plan.    Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares will be issued under the Plan.

                        (b)    Compliance with Law and Other Requirements.    The Company will not be obligated to issue or deliver shares of stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the requirements of any stock exchange or market upon which the Company's stock may then be listed, and the Company's insider trading policy, as in effect from time to time. The Company may prevent or delay the exercise of an option or stock appreciation right, or the settlement of an Award and/or the termination of restrictions applicable to an Award if and to the extent the Company deems necessary or advisable in order to avoid a violation of applicable laws or its own policies regarding the purchase and sale of its stock. If, during the period of any such ban or delay, the term of an affected stock option, stock appreciation right or other Award would expire, then the term of such option, stock appreciation right or other Award will be extended for thirty days after the Company's removes the restriction against exercise.

                        (c)    Transfer Orders; Placement of Legends.    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable, including pursuant to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Company's stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                        (d)    No Employment or other Rights.    Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company or a subsidiary or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other service.

                        (e)    Decisions and Determinations Final.    All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

                        (f)    Non-Uniform Determinations.    The Board's and the Committee's determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board and the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (i) the persons to receive Awards, (ii) the terms and provisions of Awards and (iii) whether an Award holder's employment or other service has been terminated for purposes of the Plan.

                        (g)    Section 409A.    The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Award recipient's "separation from service" as defined in Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the recipient's separation from service (or the recipient's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any individual under Section 409A of the Code and neither the Company nor the Committee will have any liability to any individual for such tax or penalty. If the Award includes a "series of installment payments" (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Award holder's right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment.

                        (h)    Clawback/Recapture Policy.    Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Award holder.

                17.    Governing Law.    All rights and obligations under the Plan and each Award Agreement or instrument shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principles of conflict of laws.

                18.    Dispute Resolution.    Any controversy or claim between the Company and an Award holder arising out of or relating to or concerning the Plan or any Award granted hereunder will be finally settled by arbitration in Dallas, Texas administered by the American Arbitration Association (the "AAA") and each party shall be responsible for its own legal fees; provided, however, that the Company shall reimburse the Award holder for such holder's reasonable fees and expenses incurred in connection with such dispute if the arbitrator determines that the Award holder has substantially prevailed on at least one claim. The Award holder or the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in Dallas, Texas to enforce any arbitration award under this Section 18.

                19.    Term of the Plan.    The Plan shall become effective on the date of approval by the Company's stockholders. Unless terminated sooner by the Board, the Plan shall terminate on the tenth anniversary of the date of adoption by the Board. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

Annex B:

Form of Amendment of Certificate to Effect the
Declassification Amendments

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF
RENT-A-CENTER, INC.

        Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), Rent-A-Center, Inc., a corporation organized and existing under the DGCL, hereby files this Certificate of Amendment to its Certificate of Incorporation, and certifies as follows:

        1.    The name of the corporation (hereinafter called the "Corporation") is Rent-A-Center, Inc.

        2.    The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on November 26, 2002 (such Certificate of Incorporation and any previous amendments thereto referred to herein as the "Certificate of Incorporation").

        3.    The Certificate of Incorporation is hereby amended as follows:

  Subsections (2) and (3) of Article FIFTH are deleted in their entirety and replaced with the following:

          "(2)    Number, Election and Terms of Directors. The number, qualifications, terms of office, manner of appointment or election, time and place of meeting, compensation and powers and duties of the directors may be prescribed from time to time in the Bylaws, and the Bylaws may also contain other provisions for the regulation and management of the affairs of the Corporation not inconsistent with the law or this Certificate of Incorporation.

          The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than one (1) as specified from time to time in the Bylaws of the Corporation. Each director shall hold office for a term expiring at the next annual meeting of the stockholders following such director's appointment or election and until such director's successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms.

          Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          (3)    Removal of Directors. Subject to the rights, if any, of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class."

  Subsection (4) of Article FIFTH is deleted in its entirety.

        4.    Except as expressly set forth in the foregoing amendment to the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall remain the same and in full force and effect.

        5.    The Board of Directors duly adopted resolutions in accordance with Sections 141 and 242 of the DGCL, approving the foregoing amendment to the Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation, and directing that the forgoing amendment to the Certificate of Incorporation be considered and voted upon at the next annual meeting of the stockholders of the Corporation.

B-1

        6.    The foregoing amendment to the Certificate of Incorporation has been adopted by the stockholders of the Company in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this             day of June, 2021.

RENT-A-CENTER, INC.
By:
Name: Title:

B-2

VOTE BY INTERNET PRIOR TO THE MEETING - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 7, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY INTERNET DURING THE MEETING - www.virtualshareholdermeeting.com/RCII2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. RENT-A-CENTER, INC. 5501 HEADQUARTERS DRIVE PLANO, TX 75024 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 7, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you received paper copies of the proxy materials and would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49518-P48117 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RENT-A-CENTER, INC. The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5: 1. To elect or re-elect the two Class III directors nominated by the Board of Directors: For Against Abstain ! ! ! ! ! ! 1a. Glenn Marino 1b. B.C. Silver For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 3. To approve, by non-binding vote, compensation of the named executive officers for the year ended December 31, 2020 4. To approve the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan 5. To approve amendments to the Company's Certificate of Incorporation to declassify the Board of Directors NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and the Proxy Statement and most recent Annual Report on Form 10-K of Rent-A-Center, Inc. are available at www.proxyvote.com. D49519-P48117 2021 Annual Meeting of Stockholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RENT-A-CENTER, INC. The undersigned hereby appoints Maureen Short and Bryan Pechersky, and each of them, with power to act without the other and with power of substitution, as proxies to cast all votes that the undersigned is entitled to cast at Rent-A-Center, Inc.'s 2021 Annual Meeting of Stockholders to be held June 8, 2021 at www.virtualshareholdermeeting.com/RCII2021, or any postponement or adjournment thereof, with authority to vote on the proposals as indicated on the reverse side of this Proxy and in their discretion upon such other matters as may be properly presented at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN AS TO ANY OR ALL PROPOSALS BUT THIS PROXY IS SIGNED AND DATED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WITH RESPECT TO SUCH PROPOSALS. (Continued and to be marked, signed and dated on the other side)

VOTE BY INTERNET PRIOR TO THE MEETING - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Central Time, on June 2, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY INTERNET DURING THE MEETING - www.virtualshareholdermeeting.com/RCII2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. RENT-A-CENTER, INC. 5501 HEADQUARTERS DRIVE PLANO, TX 75024 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Central Time, on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you received paper copies of the proxy materials and would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49520-P48117 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RENT-A-CENTER, INC. The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5: 1. To elect or re-elect the two Class III directors nominated by the Board of Directors: For Against Abstain ! ! ! ! ! ! 1a. Glenn Marino 1b. B.C. Silver For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 3. To approve, by non-binding vote, compensation of the named executive officers for the year ended December 31, 2020 4. To approve the Rent-A-Center, Inc. 2021 Long-Term Incentive Plan 5. To approve amendments to the Company's Certificate of Incorporation to declassify the Board of Directors NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and the Proxy Statement and most recent Annual Report on Form 10-K of Rent-A-Center, Inc. are available at www.proxyvote.com. D49521-P48117 2021 Annual Meeting of Stockholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RENT-A-CENTER, INC. The undersigned participant in the Rent-A-Center, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan") hereby directs Reliance Trust Company, the trustee of the 401(k) Plan, to vote his or her shares held through the 401(k) Plan as indicated on the reverse side of this Proxy, or if not so indicated, in accordance with the policy adopted by Rent-A-Center, Inc. in accordance with the 401(k) Plan document (voting for each proposal as recommended by the board of directors of Rent-A-Center, Inc.). (Continued and to be marked, signed and dated on the other side)